UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO. )

SCHEDULE 14A

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AGILENT TECHNOLOGIES, INC.
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5301 Stevens Creek Boulevard
Santa Clara, California 95051
(408) 553-2424

Notice of Annual Meeting of Stockholders

TIME	:	8:00 a.m., Pacific Time, on Wednesday, March 15, 2023 (log-in beginning 7:30 a.m., Pacific Time)

PLACE	:	Virtual Meeting
www.meetnow.global/MJ6XTQA

AGENDA	:	1. To elect four directors to a three-year term. At the annual meeting, the Board of Directors intends to present the following nominees for election as directors:

• Heidi K. Kunz • Susan H. Rataj • George A. Scangos, Ph.D. and • Dow R. Wilson

2. To approve, on a non-binding advisory basis, the compensation of our named executive officers.

3. To ratify the Audit and Finance Committee’s appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm.

4. To vote on the approval of amendments to Certificate of Incorporation to create a new stockholder right to call a special meeting.

5. To consider such other business as may properly come before the annual meeting.

RECORD DATE	:	You are entitled to vote at the annual meeting and at any adjournments, postponements or continuations thereof if you were a stockholder at the close of business on Tuesday, January 24, 2023.

VOTING	:

For instructions on voting, please refer to the instructions on the Notice of Internet Availability of Proxy Materials you received in the mail or, if you received a hard copy of the proxy statement, on your enclosed proxy card.

ADMISSION	:

To participate in the virtual annual meeting, stockholders of record will need the 15-digit control number included on your Notice of Internet Availability of Proxy Materials, your proxy card or on the instructions that accompanied your proxy materials. Beneficial owners will need to register in order to attend the virtual annual meeting. For detailed instructions, please refer to page 60 in the General Information section. The annual meeting will begin promptly at 8:00 a.m., Pacific Time. Attendees may begin logging in at 7:30 a.m., Pacific Time, thirty minutes in advance of the meeting. If you encounter any difficulties accessing the meeting, please call the technical support number 1-888-724-2416.

QUESTIONS:

We are committed to ensuring the annual meeting provides stockholders with a meaningful opportunity to participate, including the ability to ask questions. Stockholders of record may ask questions during the annual meeting by following the instructions on your Notice, proxy card or the instructions that accompanied your proxy. Beneficial owners may ask questions directly via the virtual meeting website. Questions relevant to meeting matters will be answered during the meeting, subject to time constraints. We will post responses to such questions not answered due to time constraints on our Investor Relations webpage.

By Order of the Board of Directors

MICHAEL TANG
Senior Vice President, General Counsel and Secretary

This proxy statement and the accompanying proxy card are being sent or made available on or about February 3, 2023.

SUMMARY INFORMATION

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement contains forward-looking statements as defined in the Securities Exchange Act of 1934 (the “Exchange Act”) and is subject to the safe harbors created therein. The forward-looking statements contained herein are generally identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are based on the beliefs and assumptions of our management and on currently available information. A detailed discussion of risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in our annual report on Form 10-K for the fiscal year ended October 31, 2022. We undertake no responsibility to publicly update or revise any forward-looking statement.

PROXY SUMMARY

The following is a summary which highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information you should consider, and you are urged to read the entire proxy statement carefully before voting.

Voting Matters and Vote Recommendations

We currently expect to consider four items of business at the 2023 annual meeting. The following table lists those items of business and our Board’s vote recommendation.

	PROPOSAL	BOARD RECOMMENDATION	REASONS FOR RECOMMENDATION	MORE INFORMATION
(1)	Election of four directors to a three-year term	FOR	The Board and the Nominating/Corporate Governance Committee believe our nominees possess the skills, experience and qualifications to effectively monitor performance, provide oversight and support management’s execution of our long-term strategy.	6
(2)	Advisory vote to approve the compensation of our named executive officers	FOR	Our executive compensation program incorporates a number of compensation governance best practices and reflects our commitment to pay for performance.	52
(3)	Ratification of the independent registered public accounting firm	FOR	Based on their assessment, the Board and the Audit and Finance Committee believe that the appointment of PricewaterhouseCoopers LLP is in the best interests of the company and our stockholders.	53
(4)	Approve amendments to Certificate of Incorporation to create a new stockholder right to call a special meeting	FOR	Based on their consideration of the collective input from our stockholders, the Board believes that it is in the best interests of the company and our stockholders to amend our Certificate of Incorporation to permit stockholders holding not less than 20% of our voting stock continuously for at least 1 year to call a special meeting of stockholders.	56

SUMMARY INFORMATION

Director Nominees

Our Board is currently divided into three classes serving staggered three-year terms. The following table provides summary information about each of the four director nominees who are being voted on at the annual meeting.

NAME	AGE	DIRECTOR SINCE	OCCUPATION		COMMITTEE MEMBERSHIPS
Heidi K. Kunz	68	2000	Director of Avanos Medical, Inc. and	•	Compensation
			Phathom Pharmaceuticals, Inc.	•	Nominating/Corporate Governance

Susan H. Rataj	65	2015	Director of Cabot Corporation	•	Audit and Finance
				•	Nominating/Corporate Governance

George A. Scangos, Ph.D.	74	2011	Chief Executive Officer and Director of	•	Compensation (Chair)
			VIR Biotechnology, Inc.	•	Nominating/Corporate Governance

Dow R. Wilson	63	2018	Director of Siemens Healthineers AG	•	Audit and Finance (Chair)
				•	Nominating/Corporate Governance

Corporate Social Responsibility (including as to ESG Matters)

We are strongly committed to progress on environmental, social responsibility and governance issues. This commitment is an important part of our mission – to advance the quality of life – and aligned with our core business objectives. In the past year, our products and our expertise have contributed to stemming the tide of COVID-19. We have also continued to take proactive actions to protect the health and safety of our employees, customers, partners and suppliers. We announced our commitment to achieve net-zero greenhouse gas emissions by 2050. We believe that, with our culture of innovation, we are in a strong position to contribute important solutions to reducing greenhouse gas emissions. As a company, we are committed to continued sustainable business operations, thoughtful social responsibility initiatives and maintaining governance structures that promote effective oversight.

Environmental Sustainability

In fiscal year 2022, we announced our commitment to achieve net-zero greenhouse gas emissions no later than 2050. To achieve these goals, we have also committed to interim greenhouse gas reduction targets. By 2030, we will reduce absolute scope 1 and 2 emissions by 50% and scope 3 emissions by at least 30% (with a stretch goal of 40%) from a base year of 2019. In addition, we will continue to invest in renewable energy and focus on three areas where our carbon footprint is greatest: purchased goods and services, sold products, and transportation and distribution. To provide investors with meaningful sustainability information, we also announced that we are adopting the Task Force on Climate-related Financial Disclosures (TCFD) recommendations.

Diversity and Inclusion

As a global company, much of our success is rooted in the diversity of our teams and our commitment to inclusion. We value diversity at all levels and continue to focus on extending our diversity and inclusion initiatives across our entire workforce, from providing managers transparency of their workforce pay equity to working with managers to develop strategies for building diverse teams and promoting the advancement of leaders from different backgrounds. Agilent is committed to creating a diverse work environment and is proud to be an equal opportunity employer. We believe in an inclusive workforce, where employees from a number of cultures and countries are engaged and encouraged to leverage their collective talents. As of October 31, 2022, approximately 38% of our full-time employees were female. Approximately 45% of our board is comprised of directors representing traditionally underrepresented groups as of December 31, 2022. We also have employee-network groups aimed at promoting engagement of women, Black, LGBTQIA+, Asian, and Hispanic and Latino employees. To further our commitment to global diversity and inclusion efforts, in 2020 we hired an associate vice president of diversity and inclusion and launched a number of company-wide initiatives.

SUMMARY INFORMATION

Corporate Governance

The Board is committed to sound and effective governance practices that promote long-term stockholder value and strengthen Board and management accountability to our stockholders, customers and other stakeholders. The following table highlights many of our key governance practices. Specific details on our governance practices can be found starting on page 15.

✓	Ten of our eleven directors are independent	✓	Annual Board self-assessment process, including peer evaluations
✓	Independent standing Board committees	✓	Majority voting and director resignation policy in uncontested director elections
✓	Strong independent Chairperson	✓	Continued assessment of highly qualified, diverse and independent candidates for nomination to the Board
✓	Regular meetings of our independent directors without management present	✓	Strong focus on pay-for-performance
✓	Diverse Board with an effective mix of skills, experience and perspectives	✓	Proactive stockholder engagement
✓	Five new independent directors added during the past five years	✓	Policies prohibiting hedging, short selling and pledging of our common stock
✓	Varied lengths of Board tenure with an average tenure of nine years	✓	Stock ownership guidelines for executive officers and directors
✓	Proxy access for our stockholders	✓	Robust enterprise risk management approach, overseen by the Board through its Audit and Finance Committee

Stockholder Engagement

We have a year-around stockholder engagement program that reaches a wide variety of stockholders, market participants and potential investors. This program involves periodic discussions with respect to various matters that may be of interest, such as our business, financial and operating performance, corporate governance initiatives, ESG-related disclosures and practices, diversity and inclusion topics, human capital management, risk management, compensation and corporate priorities. Feedback and perspectives from investors gathered from our engagement programs are regularly considered by our management team and Board, as the Company seeks to incorporate valuable investor insights into deliberations and decision-making processes.

Oversight and Management of Corporate Social Responsibility (including as to ESG Matters)

Our Board, through its Nominating/Corporate Governance Committee, oversees Agilent’s environmental, social and governance (ESG) program and the progress of our ESG efforts and initiatives. The Nominating/Corporate Governance Committee formally reviews our ESG efforts, including our sustainability initiatives, within the organization and reports to the Board on a regular basis. The Board and its Compensation Committee oversee the administration of the company’s employee benefits, including health and compensation plans.

For more information, refer to our annual Environmental, Social and Governance report, which is available on our website. Our Environmental, Social and Governance report and website are not part of or incorporated by reference into this proxy statement.

TABLE OF CONTENTS

2023 annual meeting OF STOCKHOLDERS

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

PROPOSAL 1 - ELECTION OF DIRECTORS

PROPOSAL 1 – ELECTION OF DIRECTORS

Our Board is divided into three classes serving staggered three-year terms. Directors for each class are elected at the annual meeting of stockholders held in the year in which the term for their class expires. Our Bylaws, as amended, allow the Board to fix the number of directors by resolution. Our Board currently consists of eleven directors divided into three classes.

The terms of four directors will expire at this annual meeting. The current composition of the Board and the term expiration dates for each director are as follows:

Class	Directors	Term Expires
I	Hans E. Bishop, Otis W. Brawley, M.D. and Mikael Dolsten, M.D., Ph.D.	2025
II	Heidi K. Kunz, Susan H. Rataj, George A. Scangos, Ph.D. and Dow R. Wilson	2023
III	Mala Anand, Koh Boon Hwee, Michael R. McMullen and Daniel K. Podolsky, M.D.	2024

Please review our Director Qualifications Matrix and related disclosure below for deeper insight into the skills, experiences and diversity of our carefully constructed board of directors as a whole.

About Agilent

Agilent Technologies Inc. is a global leader in the life sciences, diagnostics, and applied chemical markets, delivering insight and innovation that advance the quality of life. Agilent’s full range of solutions includes instruments, software, services, and expertise that provide trusted answers to our customers' most challenging questions. We currently have three business segments comprised of the life sciences and applied markets business, the diagnostics and genomics business and the Agilent CrossLab business.

Director Qualification Matrix

The members of the Board have a diversity of experience and a wide variety of backgrounds, skills, qualifications and viewpoints that strengthen their ability to carry out their oversight role on behalf of our stockholders. The following matrix is provided to illustrate the knowledge, skills and experience of the directors that serve on our Board. The matrix does not encompass all of the knowledge, skills and experience of our directors, and the fact that a particular knowledge, skill or experience is not listed does not mean that a director does not possess it. In addition, the absence of a particular knowledge, skill or experience with respect to any of our directors does not mean the director in question is unable to contribute to the decision-making process in that area. However, a mark indicates a specific area of focus or expertise that the director brings to our Board. More information on each director’s qualifications and background can be found in the preceding director biographies. We regularly review the attributes required of Board members in order to better facilitate our long-term goals and operational performance, enhance our corporate culture and promote diversity and inclusiveness at our company.

Category	Anand	Bishop	Brawley	Dolsten	Koh	Kunz	McMullen	Podolsky	Rataj	Scangos	Wilson
International		✓		✓	✓		✓		✓		✓
Life Sciences/ Healthcare		✓	✓	✓		✓	✓	✓		✓	✓
Technology/ Innovation Strategy	✓		✓	✓	✓			✓	✓	✓
M&A		✓			✓		✓				✓
Public Company Executive	✓	✓		✓	✓	✓	✓		✓	✓	✓
Accounting/Finance						✓					✓
Branding/Marketing	✓								✓
Regulatory		✓	✓	✓		✓		✓	✓	✓	✓
Age	55	58	63	64	72	68	61	69	65	74	63
Gender	F	M	M	M	M	F	M	M	F	M	M
Race/Ethnicity*	A	C	AA	C	A	C	C	C	C	C	C

*
“C” refers to Caucasian
“A” refers to Asian/Pacific Islander
“AA” refers to African American

PROPOSAL 1 - ELECTION OF DIRECTORS

Director Nominees for Election to New Three-Year Terms That Will Expire in 2026

Directors elected at the 2023 annual meeting will hold office for a three-year term expiring at the annual meeting in 2026 (or until their respective successors are elected and qualified, or until their earlier death, resignation or removal). All nominees are currently serving as our directors. To the best knowledge of the Board, all of the nominees are able and willing to serve. Each nominee has consented to be named in this proxy statement and to serve if elected. Information regarding each nominee is provided below as of December 31, 2022. There are no family relationships among our executive officers and directors.

HEIDI K. KUNZ
Age: 68	Board Committees:		Other Public Directorships:
Director Since: February 2000	•	Compensation	•	Icosavax, Inc.
	•	Nominating/Corporate Governance	•	Phathom Pharmaceuticals, Inc.

Former Public Directorships Held During the Past Five Years:
	•	Avanos Medical, Inc.
	•	Financial Engines, Inc.

Ms. Kunz has served as a member of the Board of Directors of Phathom Pharmaceuticals, Inc. since September 2019. She is a member of the Board of Directors of Icosavax, Inc. since May 2021. She has served as Executive Vice President and Chief Financial Officer of Blue Shield of California from 2003 through 2012 and as Executive Vice President and the Chief Financial Officer of Gap, Inc. from 1999 to 2003. Prior thereto, Ms. Kunz served as the Chief Financial Officer of ITT Industries, Inc. from 1995 to 1999. From 1979 to 1995, she held senior financial management positions at General Motors Corporation, including Vice President and Treasurer.

Qualifications

Ms. Kunz possesses significant experience in management and financial matters, having served as the Chief Financial Officer of both public and private companies. Ms. Kunz previously served as the chairperson of our Audit and Finance Committee and was qualified as a financial expert under SEC guidelines. In addition, Ms. Kunz has considerable experience and expertise with our company having been a member of the Board for over 10 years.

SUSAN H. RATAJ
Age: 65	Board Committees:		Other Public Directorships:
Director Since: September 2015	•	Audit and Finance	•	Cabot Corporation
	•	Nominating/Corporate Governance

Former Public Directorships Held During the Past Five Years:
	•	Bayer A.G.

Ms. Rataj was elected as Cabot Corporation’s non-executive Chairman of the Board in March 2018. She was Chief Executive, Petrochemicals for BP, a global energy company, until she retired in April 2011. In this role, she held responsibility for all of BP’s global petrochemical operations. Prior thereto, Ms. Rataj held a variety of senior management positions with BP, most recently serving as Group Vice President, Health, Safety, Operations and Technology for the Refining and Marketing Segment.

Qualifications

Ms. Rataj possesses significant leadership experience and business expertise from her executive positions with BP. Ms. Rataj has lived and worked extensively in the Asia Pacific and European regions and brings a global perspective to the Board. In addition, Ms. Rataj brings public company director experience and knowledge of public company management and governance practices.

PROPOSAL 1 - ELECTION OF DIRECTORS

GEORGE A. SCANGOS, Ph.D.
Age: 74	Board Committees:		Other Public Directorships:
Director Since: January 2011	•	Compensation (Chair)	•	VIR Biotechnology, Inc.
	•	Nominating/Corporate Governance

Former Public Directorships Held During the Past Five Years:
	•	Biogen Inc.
	•	Exelixis, Inc.

Dr. Scangos has served as Chief Executive Officer and a director of Vir Biotechnology, Inc. since January 2017. From July 2010 to January 2017, Dr. Scangos served as the Chief Executive Officer and a director of Biogen Inc., a biopharmaceutical company. From 1996 to July 2010, Dr. Scangos served as the President and Chief Executive Officer of Exelixis, Inc., a drug discovery and development company. From 1993 to 1996, Dr. Scangos served as President of Bayer Biotechnology, where he was responsible for research, business development, process development, manufacturing, engineering and quality assurance of Bayer’s biological products. Before joining Bayer in 1987, Dr. Scangos was a Professor of Biology at Johns Hopkins University for six years. Dr. Scangos served as the Chair of the California Healthcare Institute in 2010 and was a member of the Board of the Global Alliance for TB Drug Development from 2006 until 2010. He serves on the Board of Advisors of the University of California, San Francisco and is currently an Adjunct Professor of Biology at Johns Hopkins University.

Qualifications

Dr. Scangos has extensive training as a scientist, significant knowledge and experience with respect to the biotechnology, healthcare and pharmaceutical industries, and a comprehensive leadership background resulting from service on various boards of directors and as an executive in the pharmaceutical industry.

DOW R. WILSON
Age: 63	Board Committees:		Other Public Directorships:
Director Since: March 2018	•	Audit and Finance (Chair)	•	Siemens Healthineers AG
	•	Nominating/Corporate Governance		(nominated November 2022)

Former Public Directorships Held During the Past Five Years:
	•	Varex Imaging Corporation
	•	Varian Medical Systems, Inc.

Mr. Wilson was nominated to serve on the Board of Directors of Siemens Healthineers AG in November 2022. He retired as President and Chief Executive Officer of Varian Medical Systems, Inc. in April 2021, a position he held since September 2012. Prior to that, Mr. Wilson served in various capacities with Varian, including Executive Vice President and Chief Operating Officer from October 2011 to September 2012 and Vice President Varian Medical and President of Varian Medical Oncology Systems business from January 2005 to September 2011. Prior to joining Varian Medical in 2005, Mr. Wilson held various senior management positions with GE Healthcare, a diversified industrial company.

Qualifications

Mr. Wilson has a deep knowledge of the medical and healthcare industries as well as possesses significant experience in management and financial matters through serving as President and Chief Executive Officer of Varian Medical Systems. He also has critical insight into operational requirements of a company with worldwide reach, knowledge of corporate and business unit strategies and operational expertise, gained from his executive management experience at GE Healthcare and Varian Medical Systems.

PROPOSAL 1 - ELECTION OF DIRECTORS

Vote Required

Under our majority voting standard, in uncontested elections of directors, such as this election, each director must be elected by the affirmative vote of a majority of the votes cast by the shares present at the annual meeting or represented by proxy and entitled to vote. A “majority of the votes cast” means that the number of votes cast “FOR” a director must exceed 50% of the votes cast with respect to that director. Abstentions and broker non-votes will not count as a vote “FOR” or “AGAINST” a nominee’s election and thus will have no effect in determining whether a director nominee has received a majority of the votes cast.

The Board of Directors recommends a vote FOR the election to the Board of each of the foregoing nominees.

The directors whose terms are not expiring this year and who will continue to serve as a director are listed below. They will continue to serve as directors for the remainder of their terms or such other date, in accordance with our Bylaws. Information regarding each of such directors is provided below as of December 31, 2022.

Directors Whose Terms Expire in 2024

MALA ANAND
Age: 55	Board Committees:		Other Public Directorships:
Director Since: March 2019	•	Compensation	•	None
	•	Nominating/Corporate Governance

Former Public Directorships Held During the Past Five Years:
	•	None

Ms. Anand has served as Corporate Vice President, Customer Experience of Microsoft since November 2019. Prior to joining Microsoft, she served as President, Intelligent Enterprise Solutions and Industries of SAP SE from October 2016 to October 2019. From July 2014 to October 2016, Ms. Anand served as Senior Vice President, Data & Analytics and Automation Software Platform group at Cisco Systems, Inc. and as Vice President and General Manager, Services Platform Group at Cisco from October 2007 to June 2014, and she holds multiple technology patents. Prior to that, Ms. Anand held various senior executive positions in software products, go-to-market, services, and technology businesses and served as entrepreneur in residence for Kleiner Perkins Caufield and Byers, a venture capital firm. She holds a bachelor’s degree in computer science from the University of Massachusetts and a master’s degree in computer science from Brown University.

Qualifications

Ms. Anand possesses significant leadership and experience in software and analytics, which provides her valuable insight into the role of digital technology in the life science field. In addition, Ms. Anand has executive and operation expertise gained from executive management experience at large, global organizations.

KOH BOON HWEE
Age: 72	Board Committees:		Other Public Directorships:
Director Since: May 2003	•	Executive	•	Singapore Exchange Ltd.
	•	Nominating/Corporate Governance

Former Public Directorships Held During the Past Five Years:
	•	Far East Orchard Ltd.
	•	Sunningdale Tech, Ltd.
	•	Yeo Hiap Seng Limited

Mr. Koh has served as non-Executive Chairperson of our Board since March 2017. As of January 2023, Mr. Koh is the non-Executive Chairman of the Singapore Exchange Ltd. He has been the managing partner of Altara Ventures Pte. Ltd., a venture capital fund, since December 2011. Mr. Koh has served as the non-Executive Chairperson of Sunningdale Tech Ltd., a privately held company, since April 2021. He served as the non-Executive Chairperson and Chief Executive Officer of Sunningdale Tech Ltd., a public company, from January 2009 to March 2021 and served as its Executive Chairperson and Chief Executive Officer from July

PROPOSAL 1 - ELECTION OF DIRECTORS

2005 to January 2009. He served as the non-Executive Chairperson of Far East Orchard Ltd. from April 2013 to April 2022; served as the non-Executive Chairperson of Yeo Hiap Seng Ltd. from April 2010 to December 2019; as Executive Director of MediaRing Limited from February 2002 to August 2009; Chairperson of DBS Bank Ltd. from January 2006 to April 2010; Chairperson of Singapore Airlines from July 2001 to December 2005 and Chairperson of Singapore Telecom from April 1992 to August 2001. Mr. Koh spent fourteen years with Hewlett-Packard Company in its Asia Pacific region.

Qualifications

Mr. Koh possesses a strong mix of leadership and operational experience from his various senior positions with Sunningdale Tech, AAC Technologies, MediaRing Limited, DBS Bank, Singapore Airlines and Singapore Telecom. In addition, Mr. Koh has deep experience in the Asia Pacific region and brings that knowledge and perspective to the Board. Mr. Koh has extensive experience with our company and its predecessor, Hewlett-Packard, having served on our Board for over 10 years and having spent 14 years with Hewlett-Packard.

MICHAEL R. MCMULLEN
Age: 61	Board Committees:		Other Public Directorships:
Director Since: March 2015	•	Executive	•	None

Former Public Directorships Held During the Past Five Years:
	•	Coherent, Inc.

Mr. McMullen, 61, has served as Chief Executive Officer since March 2015 and as President since September 2014. From September 2014 to March 2015 he also served as Chief Operating Officer. From September 2009 to September 2014, he served as Senior Vice President, Agilent and President, Chemical Analysis Group. Prior to that, he served in various capacities for Agilent, including as our Vice President and General Manager of the Chemical Analysis Solutions Unit of the Life Sciences and Chemical Analysis Group and Country Manager for Agilent's China, Japan and Korea Life Sciences and Chemical Analysis Group. Prior to that, Mr. McMullen served as Controller for the Hewlett‑Packard Company and Yokogawa Electric Joint Venture from July 1996 to March 1999. Mr. McMullen served as a member of the Board of Directors of Coherent, Inc. from September 2018 to July 2022.

Qualifications

Mr. McMullen has broad and deep experience with the company and its businesses having been an employee of the company and its predecessor, Hewlett-Packard, for over 20 years. During the course of his career, he has developed considerable expertise in, and in-depth knowledge of, our businesses from the perspective of an individual contributor and at numerous levels of management. This perspective gives valuable insight to the Board.

DANIEL K. PODOLSKY, M.D.
Age: 69	Board Committees:		Other Public Directorships:
Director Since: July 2015	•	Audit and Finance	•	None
	•	Nominating/Corporate Governance

Former Public Directorships Held During the Past Five Years:
	•	None

Dr. Podolsky has served as President of the University of Texas Southwestern Medical Center, a leading academic medical center, patient care provider and research institution, since September 2008. Previously Dr. Podolsky also served concurrently as Mallinckrodt Professor of Medicine at Harvard Medical School and the Chief of Gastroenterology at Massachusetts General Hospital. From 2005 to 2008, Dr. Podolsky served as Chief Academic Officer and Faculty Dean, Academic Programs of Partners Healthcare System, Inc., a non-profit health care system committed to patient care, research, teaching and service. Dr. Podolsky holds the Philip O’Bryan Montgomery, Jr., M.D. Distinguished Presidential Chair in Academic Administration, and the Doris and Bryan Wildenthal Distinguished Chair in Medical Science. He is a member of the Board of the Southwestern Medical Foundation and a member of the Scientific Advisory Board of Antibe Therapeutics, Inc., a company focused on the treatment of diseases characterized by inflammation, pain and/or vascular dysfunction.

PROPOSAL 1 - ELECTION OF DIRECTORS

Qualifications

Dr. Podolsky’s current responsibilities in leading a large academic medical center give him relevant insight into healthcare delivery and bring scientific expertise to the Board.

Directors Whose Terms Expire in 2025

HANS E. BISHOP
Age: 58	Board Committees:		Other Public Directorships:
Director Since: July 2017	•	Compensation	•	Lyell Immunopharma, Inc.
	•	Nominating/Corporate Governance	•	Sana Biotechnology, Inc.

Former Public Directorships Held During the Past Five Years:
	•	Avanir Pharmaceuticals, Inc.
	•	Celgene Corporation
	•	Juno Therapeutics, Inc.
	•	JW (Cayman) Therapeutics Co. Ltd.

Mr. Bishop is the President, Co-Founder and Co-Chairman of Altos Labs, Inc. since January 2022. He is a member of the Board of Directors of Lyell Immunopharma, Inc. since August 2018. Mr. Bishop has served as Chairman of the Board of Directors of Sana Biotechnology, Inc. since August 2018. He has been a member of the board of directors of Ophirex, Inc. since March 2020. He served as a director of JW (Cayman) Therapeutics Co. Ltd. from September 2013 to December 2022. Mr. Bishop served as Chief Executive Officer of GRAIL, Inc. from June 2019 to October 2021, and served as a member of GRAIL’s Board of Directors from August 2016 to October 2021. He served as a member of the Board of Directors of Celgene Corporation from April 2018 to November 2019 when Celgene Corporation was acquired by Bristol-Myers Squibb Company. Mr. Bishop served as President, Chief Executive Officer and a member of the Board of Directors of Juno Therapeutics, Inc. from September 2013 to March 2018 when Juno was acquired by Celgene Corporation. From February 2012 until October 2012, Mr. Bishop was the chief operating officer of Photothera Inc., a late-stage medical device company owned by Warburg Pincus, and he continued working with Warburg Pincus as an Executive in Residence until October 2013. Prior to joining Photothera Inc., Mr. Bishop served as executive vice president and chief operating officer at Dendreon Corporation, a publicly traded biopharmaceutical company, from January 2010 to September 2011. Mr. Bishop has also served as the president of the specialty medicine business at Bayer Healthcare Pharmaceuticals Inc. from December 2006 to January 2010, where he was responsible for a diverse portfolio of neurology, oncology and hematology products.

Qualifications

Mr. Bishop brings a valuable set of skills to the Board through his broad experience as an operating officer within the pharmaceutical industry and executive experience in the biotechnology industry.

OTIS W. BRAWLEY, M.D.
Age: 63	Board Committees:		Other Public Directorships:
Director Since: November 2021	•	Compensation	•	Incyte Corporation
	•	Nominating/Corporate Governance	•	Lyell Immunopharma, Inc.
			•	PDS Biotechnology Corp

Former Public Directorships Held During the Past Five Years:
	•	None

Dr. Brawley has served as the Bloomberg Distinguished Professor of Oncology and Epidemiology at Johns Hopkins University since 2019. He has served on the board of directors of Incyte Corporation since September 2021. He is on the board of directors of Lyell Immunopharma, Inc. since April 2021. Dr. Brawley is a member of the board of directors of PDS Biotechnology, Inc. since November 2020. Dr. Brawley served as the Chief Medical and Scientific Officer at the American Cancer Society from 2007 to 2018. He served as an Internist and Oncologist and Professor of Hematology, Oncology, Medicine and Epidemiology at Emory University from 2001 to 2018. Dr. Brawley has served on the board of directors of Incyte Corporation, a public biotechnology company, since September 2021. He has served on the board of directors of Lyell Immunopharma, Inc., a public biotechnology company, since April 2021. He has served on the board of directors of PDS Biotechnology Corp, a public biotechnology company, since November 2020.

PROPOSAL 1 - ELECTION OF DIRECTORS

Qualifications

Dr. Brawley brings to the Board scientific expertise and relevant insight into healthcare delivery through his current responsibilities in a leading large academic medical center.

MIKAEL DOLSTEN, M.D., Ph.D.
Age: 64	Board Committees:		Other Public Directorships:
Director Since: September 2021	•	Audit and Finance	•	Vimian Group
	•	Nominating/Corporate Governance

Former Public Directorships Held During the Past Five Years:
	•	Karyopharm Therapeutics Inc.

Dr. Dolsten has served on the board of directors of Vimian Group, a public company supporting veterinary professionals, since April 2021. He has also served as President of Worldwide Research, Development and Medical, Chief Scientific Officer and Executive Vice President of Pfizer since 2010. He served as President of Worldwide Research and Development and Senior Vice President of Pfizer from May 2010 until December 2010 and President of Pfizer BioTherapeutics Research & Development Group and Senior Vice President of Pfizer from 2009 until 2010. From 2008 to 2009, Dr. Dolsten served as Senior Vice President of Wyeth Pharmaceuticals, Inc., a public biopharmaceutical company that was acquired by Pfizer in 2009, and President of Wyeth Research from 2008 to 2009. Prior to joining Wyeth, Dr. Dolsten was a Private Equity Partner at Orbimed Advisors, LLC and Executive Vice President, Head of Pharma Research at Boehringer Ingelheim, a pharmaceutical company. Dr. Dolsten also previously held research leadership positions at AstraZeneca plc, Pharmacia and Upjohn Company. Dr. Dolsten served on the board of directors of Karyopharm Therapeutics Inc., a public pharmaceutical company from March 2015 to December 2021.

Qualifications

Dr. Dolsten has significant experience in the pharmaceutical and biotechnology industries, including his experience serving in senior management positions with Wyeth Pharmaceuticals, Inc., Boehringer Ingelheim, AstraZeneca plc, Pharmacia and Upjohn Company. In addition, Dr. Dolsten brings considerable public company director experience as well as extensive experience within our industry and expertise in business finance.

COMPENSATION OF NON-EMPLOYEE DIRECTORS

COMPENSATION OF NON-EMPLOYEE DIRECTORS

Directors who are employed by us do not receive any compensation for their Board services. As a result, Mr. McMullen, our Chief Executive Officer, received no additional compensation for his services as a director. The general policy of the Board is that compensation for non-employee directors should be a mix of cash and equity-based compensation that is competitive with the compensation paid to non-employee directors within our peer group. The non-employee directors’ compensation plan year begins on March 1 of each year (the “Plan Year”).

Summary of Non-Employee Director Annual Compensation for the 2022 Plan Year

The table below sets forth the annual retainer, equity grants and committee premiums for the non-employee directors and the Non-Executive Chairperson for the 2022 Plan Year. Each non-employee director may elect to defer all or part of the cash compensation to the 2005 Deferred Compensation Plan for Non-Employee Directors (“Director Deferral Plan”). Any deferred cash compensation is notionally invested into deferred shares of our common stock.

Board Compensation Elements
	Member (1)	Chair (2)
Board Cash Retainer	$105,000	$155,000
Audit and Finance Committee Retainer	$10,000	$25,000
Compensation Committee Retainer	–	$20,000
Nominating/Corporate Governance Committee Retainer	–	–
Annual Stock Grant (3)	$235,000	value

(1)
Non-employee directors who serve as a member of the Audit and Finance Committee (excluding the Audit and Finance Committee Chair) receive an additional retainer which is payable in cash at the beginning of each Plan Year.
(2)
Non-employee directors who serve as the chairperson of the Board or a Board committee (except that the Non-Executive Chairperson of the Board does not receive an additional retainer for service as chairperson of any Board committee) receive an additional retainer which is payable in cash at the beginning of each Plan Year.
(3)
The stock is granted on the later of (i) March 1 or (ii) the first trading day after each annual meeting of stockholders. The number of shares underlying the stock grant is determined by dividing $235,000 by the average fair market value of our common stock over 20 consecutive trading days up to and including the day prior to the grant date. The stock grant vests immediately upon grant and may be deferred pursuant to the Director Deferral Plan.

A non-employee director who joins the Board after the start of the Plan Year will have his or her cash retainer, equity grant and committee premium pro-rated based upon the remaining days in the Plan Year that the director will serve.

COMPENSATION OF NON-EMPLOYEE DIRECTORS

Non-Employee Director Compensation for Fiscal Year 2022

The table below sets forth information regarding the compensation earned by each of our non-employee directors during the fiscal year ended October 31, 2022:

	Cash	Non-Executive	Committee	Audit Committee	Stock
	Retainer (1)	Chair Retainer (1)	Chair Retainer (1)	Member Retainer (1)	Awards (2)(3)	Total
Name	($)	($)	($)	($)	($)	($)
Mala Anand	103,333	–	–	–	244,224	347,557
Hans E. Bishop	103,333	–	–	–	244,224	347,557
Otis W. Brawley, M.D.	98,493	–	–	–	244,224	342,717
Mikael Dolsten, M.D., Ph.D.	103,333	–	–	10,000	244,224	357,557
Koh Boon Hwee (4)	103,333	155,000	–	–	244,224	502,557
Heidi K. Kunz	103,333	–	–	–	244,224	347,557
Daniel K. Podolsky, M.D.	103,333	–	–	10,000	244,224	357,557
Susan H. Rataj	103,333		–	10,000	244,224	357,557
George A. Scangos, Ph.D.	103,333	–	20,000	–	244,224	367,557
Dow R. Wilson	103,333	–	–	25,000	244,224	372,557

(1)
Reflects all cash compensation earned or paid during fiscal year 2022, including amounts deferred pursuant to the Director Deferral Plan. Dr. Podolsky elected to defer 50%, and Mr. Bishop and Dr. Brawley each elected to defer 100% of all cash fees earned in fiscal year 2022 to the Director Deferral Plan. The number of deferred shares of our common stock notionally credited in lieu of cash pursuant to the Director Deferral Plan is determined by dividing the dollar value of the deferred cash amount by the twenty (20) day average fair market value for the applicable deferral date.
(2)
Reflects the aggregate grant date fair market value for stock awards granted in fiscal year 2022 calculated in accordance with ASC Topic 718. For more information regarding our application of ASC Topic 718, including the assumptions used in the calculations of these amounts, please refer to Note 4 of our Consolidated Financial Statements contained in our Annual Report on Form 10-K for the fiscal year ended October 31, 2022. The dollar values of the stock awards represent stock grants of 1,785 shares for each non-employee director.
(3)
Stock Awards granted to non-employee directors vest immediately upon grant. Therefore, there are no unvested stock awards outstanding at fiscal year-end.
(4)
Mr. Koh has served as the Non-Executive Chairperson of the Board since March 15, 2017.

Non-Employee Director Reimbursement

Non-employee directors are reimbursed for travel and other out-of-pocket expenses incurred in connection with their service on our Board.

Non-Employee Director Stock Ownership Guidelines

Non-employee directors are required to own shares of our common stock having a value of at least six times an amount equal to the annual cash retainer. The shares counted toward the ownership guidelines include shares owned outright and the shares of our common stock in the non-employee director’s deferred compensation account. For recently appointed non-employee directors, these ownership levels must be attained within five years from the date of their initial election or appointment to the Board of Directors. All of our incumbent non-employee directors have either achieved the recommended ownership level or are expected to achieve the recommended ownership level within five years of their initial election or appointment to our Board.

CORPORATE GOVERNANCE

CORPORATE GOVERNANCE

We have had formal corporate governance standards in place since our inception in 1999. We have reviewed internally and with the Board the provisions of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley Act”), the rules of the Securities and Exchange Commission (“SEC”) and the New York Stock Exchange’s (“NYSE”) corporate governance listing standards regarding corporate governance policies and processes and are in compliance with the rules and listing standards.

We have adopted charters for our Audit and Finance Committee, Compensation Committee, Executive Committee and Nominating/Corporate Governance Committee consistent with the applicable rules and standards. Our committee charters, Amended and Restated Corporate Governance Standards and Standards of Business Conduct are located in the Investor Relations section of our website and can be accessed by clicking on “Committee Charters” or “Governance Documents” in the “Governance” section of our web page at www.investor.agilent.com.

Board Leadership Structure

We currently separate the positions of chief executive officer and chairperson of the Board. Mr. Koh was appointed chairperson of the Board in March 2017. The responsibilities of the chairperson of the Board include: setting the agenda for each Board meeting in consultation with the chief executive officer; chairing the meetings of independent directors; and facilitating and conducting, with the Nominating/Corporate Governance Committee, the annual self-assessments by the Board and each standing committee of the Board, including periodic performance reviews of individual directors. Separating the positions of chief executive officer and chairperson of the Board allows our chief executive officer to focus on our day-to-day business, while allowing the chairperson of the Board to lead the Board in its fundamental role of providing advice to and independent oversight of management. The Board believes that having an independent director serve as chairperson of the Board is the appropriate leadership structure for the company at this time.

However, our Corporate Governance Standards permit the roles of the chairperson of the Board and the chief executive officer to be filled by the same or different individuals. This provides the Board with flexibility to determine whether the two roles should be combined in the future based on our needs and the Board’s assessment of our leadership from time to time. Our Corporate Governance Standards provide that in the event that the chairperson of the Board is also the chief executive officer, the Board may consider the election of an independent Board member as a lead independent director.

In 2022, we amended the Corporate Governance Standards to remove the mandatory retirement age for directors. The Board made the change in recognition of the contribution that experienced directors, with knowledge of the company, bring to effective Board oversight and of the active role the Board plays in director refreshment and management.

Board Assessment

We annually evaluate the performance of the Board and its Committees. The Board believes it is important to assess both its overall performance and the performance of its Committees and to solicit and act upon feedback received, where appropriate. As part of the Board’s self-assessment process, directors consider various topics related to Board composition, structure, effectiveness, and responsibilities, as well as the overall mix of director skills, experience, and backgrounds. From time to time, these evaluations are conducted by an independent third party to refresh the process.

Board’s Role in Strategy and Risk Oversight

One of the key oversight practices of our Board is to engage deeply with management on our strategy, strategic planning process and business-related priorities as we navigate an evolving industry environment, consider industry trends, our competitive position, technological developments and stakeholder-related developments relevant to our business. The Board conducts a comprehensive review of the Company’s strategic plans and overall business every year and works with management to evaluate potential opportunities and risks and assess the Company’s progress in meeting various strategic goals. This process enables the Board to oversee, assess and consider adjustments with management to the Company’s strategy over the short, intermediate and long term.

CORPORATE GOVERNANCE

The Board has the ultimate responsibility for, and is actively engaged in, oversight of the Company’s risk management both directly and through its committees. The full Board is kept abreast of risk oversight and other activities of its committees through reports of the committee chairpersons to the full Board during Board meetings. Senior management may also provide risk assessment reports directly to the Board on certain issues.

The Audit and Finance Committee has primary responsibility for overseeing our enterprise risk management program, which encompasses, among others, compliance and regulatory, information technology and cybersecurity, environmental and sustainability, key site and public health risks. The Audit and Finance Committee receives updates and discusses individual and overall risk areas during its meetings, including our financial risk assessments, risk management policies and major financial risk exposures and the steps management has taken to monitor and control such exposures.

The Compensation Committee oversees risks associated with our compensation policies and practices with respect to both executive compensation and compensation generally. The Compensation Committee receives reports and discusses whether our compensation policies and practices create risks that are reasonably likely to have a material adverse effect on the company. The Compensation Committee also oversees risks relating to organization talent and culture and human capital management, including diversity and inclusion programs and initiatives.

The Nominating/Corporate Governance Committee oversees the management of risks related to corporate governance matters, including director independence, Board composition and succession and overall Board effectiveness, as well as risks and opportunities associated with ESG matters.

Majority Voting for Directors

Our Bylaws provide for majority voting of directors regarding director elections. In an uncontested election, any nominee for director shall be elected by the vote of a majority of the votes cast with respect to the director. A “majority of the votes cast” means that the number of shares voted “FOR” a director must exceed 50% of the votes cast with respect to that director. The “votes cast” shall include votes to withhold authority and exclude votes to “ABSTAIN” with respect to that director’s election. If a director is not elected due to a failure to receive a majority of the votes cast and his or her successor is not otherwise elected and qualified, the director shall promptly tender his or her resignation following certification of the stockholder vote.

The Nominating/Corporate Governance Committee will consider the resignation offer and recommend to the Board whether to accept or reject it, or whether other action should be taken. The Board will act on the Nominating/Corporate Governance Committee’s recommendation within 90 days following certification of the stockholder vote. Thereafter, the Board will promptly disclose their decision and the rationale behind it in a press release to be disseminated in the same manner as company press releases typically are distributed. Any director who tenders his or her resignation pursuant to this provision shall not participate in the Nominating/Corporate Governance Committee recommendation or Board action regarding whether to accept the resignation offer.

Board Communications

Stockholders and other interested parties may communicate with the Board and our Non-Executive Chairperson of the Board of Directors by filling out the form at “Contact Chairperson” under “Governance” at www.investor.agilent.com or by writing to Koh Boon Hwee, c/o Agilent Technologies, Inc., General Counsel, 5301 Stevens Creek Blvd., MS 1A-11, Santa Clara, California 95051. The General Counsel will perform a legal review in the normal discharge of duties to ensure that communications forwarded to the Non-Executive Chairperson preserve the integrity of the process. For example, items that are unrelated to the duties and responsibilities of the Board such as spam, junk mail and mass mailings, product complaints, personal employee complaints, product inquiries, new product suggestions, resumes and other forms of job inquiries, surveys, business solicitations or advertisements (the “Unrelated Items”) will not be forwarded to the Non-Executive Chairperson. In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will not be forwarded to the Non-Executive Chairperson.

Any communication that is relevant to the conduct of our business and is not forwarded will be retained for one year (other than Unrelated Items) and made available to the Non-Executive Chairperson and any other independent director on request. The

CORPORATE GOVERNANCE

independent directors grant the General Counsel discretion to decide what correspondence shall be shared with our management and specifically instruct that any personal employee complaints be forwarded to our Human Resources Department.

Director Stockholder Meeting Attendance

We encourage, but do not require, our Board members to attend the annual meeting of stockholders.

Director Independence

We have adopted standards for director independence in compliance with the NYSE corporate governance listing standards. These independence standards are set forth in our Corporate Governance Standards. The Board has affirmatively determined that all of our directors meet these independence standards with the exception of Michael R. McMullen because of his role as our President and Chief Executive Officer.

Our non-employee directors meet at regularly scheduled executive sessions without management. The Non-Executive Chairperson of the Board presides at executive sessions of the non-employee directors.

Compensation Committee Member Independence

We have adopted standards for compensation committee member independence in compliance with the NYSE corporate governance listing standards. In affirmatively determining the independence of any director who will serve on the compensation committee, the Board of Directors considers all factors specifically relevant to determining whether such director has a relationship to the company or any of its subsidiaries which is material to such director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to:

•
the source of compensation of such director, including any consulting, advisory or other compensatory fee paid by the company to such director; and
•
whether such director is affiliated with the company or a subsidiary of the company.

Director Nomination Criteria: Qualifications and Experience

The Nominating/Corporate Governance Committee will consider director candidates for nomination by stockholders, provided that the recommendations are made in accordance with the procedures described in the section entitled “General Information” located at the end of this proxy statement. Candidates recommended for nomination by stockholders that comply with these procedures will receive the same consideration as other candidates recommended by the Nominating/Corporate Governance Committee.

We typically hire a third-party search firm to help identify and facilitate the screening and interview process of candidates for director. To be considered by the Nominating/Corporate Governance Committee, a director candidate must have:

•
a reputation for personal and professional integrity and ethics;
•
executive or similar policy-making experience in relevant business or technology areas or national prominence in an academic, government or other relevant field;
•
breadth of experience;
•
soundness of judgment;
•
the ability to make independent, analytical inquiries;
•
the willingness and ability to devote the time required to perform Board activities adequately;
•
the ability to represent the total corporate interests of the company; and
•
the ability to represent the long-term interests of stockholders as a whole.

CORPORATE GOVERNANCE

In addition to these minimum requirements, the Nominating/Corporate Governance Committee will also consider whether the candidate’s skills are complementary to the existing Board members’ skills; the diversity of the Board with respect to factors such as age, race, gender, national origins, experience in technology, manufacturing, finance and marketing, international experience and culture; and the Board’s needs for specific operational, management or other expertise. The Nominating/Corporate Governance Committee from time to time reviews the appropriate skills and characteristics required of board members, including factors that it seeks in board members such as diversity of business experience, viewpoints and personal background, and diversity of skills in technology, finance, marketing, international business, financial reporting and other areas that are expected to contribute to an effective Board of Directors. In evaluating potential candidates for the Board of Directors, the Nominating/Corporate Governance Committee considers these factors in the light of the specific needs of the Board of Directors at that time. The search firm screens the candidates, does reference checks, prepares a biography of each candidate for the Nominating/Corporate Governance Committee to review and helps set up interviews. The Nominating/Corporate Governance Committee and our Chief Executive Officer interview candidates that meet the criteria, and the Nominating/Corporate Governance Committee selects candidates that best suit the Board’s needs.

Our Bylaws provide a proxy access right for stockholders, pursuant to which a stockholder, or a group of up to 20 stockholders, owning at least three percent of our outstanding common stock continuously for at least three years, may nominate and include in our proxy materials director nominees constituting up to the greater of two individuals or twenty percent of the Board, subject to certain limitations and provided that the stockholders and the nominees satisfy the requirements specified in our Bylaws.

CORPORATE GOVERNANCE

Committees of the Board of Directors

Our Board met six times in fiscal 2022. With the exception of one director who attended 71% of the aggregate number of Board and applicable committee meetings, all other directors attended at least 75% of the aggregate number of Board and applicable committee meetings held when the director was serving on the Board. Set forth below are the four standing committees of the Board, their primary duties, their members and the number of meetings held during fiscal 2022.

Audit and Finance Committee			Members	Meetings
•	Responsible for the oversight of:		Dow R. Wilson†(Chair) Mikael Dolsten, M.D., Ph.D. Daniel K. Podolsky, M.D. Susan H. Rataj	11
	o	the quality and integrity of our consolidated financial statements;
	o	compliance with legal and regulatory requirements, including our Standards of Business Conduct, and material reports or inquiries from regulators;
	o	qualifications and independence of our independent registered public accounting firm;
	o	performance of our internal audit function and independent registered public accounting firm; and
	o	other significant financial matters, including borrowings, currency exposures, dividends, share issuance and repurchase and the financial aspects of our benefit plans.
•

Has the sole authority to appoint, compensate, oversee and replace the independent registered public accounting firm, reviews its internal quality-control procedures, assesses its independence and reviews all relationships between the independent auditor and the company;

•	Approves the scope of the annual internal and external audit;
•	Pre-approves all audit and non-audit services and the related fees;
•	Reviews our consolidated financial statements and disclosures in our reports on Form 10-K and Form 10-Q;
•	Monitors the system of internal controls over financial reporting and reviews the integrity of the company’s financial reporting process;
•	Reviews funding and investment policies and their implementation and the investment performance of our benefit plans;
•

Establishes and oversees procedures for (a) complaints received by the company regarding accounting, internal accounting controls or auditing matters, and (b) the confidential anonymous submission by employees of the company of concerns regarding questionable accounting or auditing matters; and

•

Reviews disclosures from our independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee.

Compensation Committee			Members	Meetings
•	Approves the corporate goals and objectives related to the compensation of the chief executive officer and other executives, evaluates their performance and approves their annual compensation packages;		George A. Scangos, Ph.D. (Chair) Mala Anand Hans E. Bishop Otis W. Brawley, M.D. Heidi K. Kunz	3
•	Monitors and approves our benefit plan offerings;
•	Reviews and approves the Compensation Discussion and Analysis;
•	Oversees the administration of our incentive compensation, variable pay and stock programs;
•	Assesses the impact of our compensation programs and arrangements on company risk;
•	Recommends to the Board the annual retainer fee as well as other compensation for non-employee directors; and
•	Has sole authority to retain and terminate executive compensation consultants.

CORPORATE GOVERNANCE

Nominating/Corporate Governance Committee		Members	Meetings
•	Recommends the size and composition of the Board, committee structures and membership;	Koh Boon Hwee (Chair) Mala Anand Hans E. Bishop Otis W. Brawley, M.D. Mikael Dolsten, M.D. Heidi K. Kunz Daniel K. Podolsky, M.D. Susan H. Rataj George A. Scangos, Ph.D. Dow R. Wilson	5
•	Establishes criteria for the selection of new directors and proposes a slate of directors for election at each annual meeting;
•	Reviews special concerns which require the attention of non-employee directors;
•	Reviews matters of corporate responsibility and sustainability, including potential impacts of environmental and social issues;
•	Oversees the evaluation of Board members and makes recommendations to improve the Board’s effectiveness; and
•	Develops and reviews corporate governance principles.
Executive Committee		Members	Meetings
•	Meets or takes written action between meetings of the Board; and	Koh Boon Hwee (Chair) Michael R. McMullen	0
•	Has full authority to act on behalf of the Board to the extent permitted by law with certain exceptions.

† Financial Expert

Related Person Transactions Policy and Procedures

Our Standards of Business Conduct and Director Code of Ethics require that all employees and directors avoid conflicts of interests that interfere with the performance of their duties or the best interests of the company. In addition, we have adopted a written Related Person Transactions Policy and Procedures (the “Related Person Transactions Policy”) that prohibits any of our executive officers, directors or any of their immediate family members from entering into a transaction with the company, except in accordance with the policy. For purposes of the policy, a “related person transaction” includes any transaction involving the company and any related person that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Our Related Person Transactions Policy provides that the Nominating/Corporate Governance Committee or, at the Nominating/Corporate Governance Committee’s request, the disinterested members of the Board review related person transactions in accordance with the terms of the policy. In making the determination whether to approve or ratify a transaction, the Nominating/Corporate Governance Committee or the disinterested members of the Board shall consider all relevant available information and, as appropriate, must take into consideration the following:

•
the size of the transaction and the amount payable to the related person;
•
the nature of the interest of the related person in the transaction;
•
whether the transaction may involve a conflict of interest; and
•
whether the transaction involves the provision of goods or services to the company that are available from unaffiliated third parties and, if so, whether the transaction is on terms and made under circumstances that are at least as favorable to the company as would be available in comparable transactions with or involving unaffiliated third parties.

The Related Person Transactions Policy provides for standing pre-approval of the following transactions with related persons:

(a)
Any transaction with another company at which a related person’s only relationship is as an employee (other than an executive officer or an equivalent), director or beneficial owner of less than 10% of that company’s shares, if the aggregate amount involved does not exceed the greater of (i) $1,000,000, or (ii) 2 percent of that company’s total annual revenues.
(b)
Any charitable contribution, grant or endowment by the company to a charitable organization, foundation or university at which a related person’s only relationship is as an employee (other than an executive officer or an equivalent), a director or a trustee, if the aggregate amount involved does not exceed the lesser of (i) $500,000, or (ii) 2 percent of the charitable organization’s total annual receipts.

We will disclose the terms of related person transactions in our filings with the SEC to the extent required.

CORPORATE GOVERNANCE

Transactions with Related Persons

We purchase services, supplies, and equipment in the normal course of business from many suppliers and sell or lease products and services to many customers. In some instances, these transactions occur with companies with which members of our management or Board have relationships as directors or executive officers. For transactions entered into during fiscal year 2022, no related person had or will have a direct or indirect material interest. While not required under the policy, the members of the Nominating/Corporate Governance Committee, excluding the related person for his company’s transactions only, reviewed, approved and ratified certain transactions with Altos Labs, Inc. ("Altos Labs"), Pfizer Inc. (“Pfizer”), the University of Texas Southwestern Medical Center (“UTSW”) and Vir Biotechnology, Inc. (“Vir”).

Hans E. Bishop is President, Co-Founder and Co-Chairman of Altos Labs, Mikael Dolsten, M.D., Ph.D., is President of Worldwide Research, Development and Medical, Chief Scientific Officer and Executive Vice President of Pfizer, Daniel K. Podolsky, M.D., is the President of UTSW and George A. Scangos, Ph.D., is Chief Executive Officer and director of Vir.

CORPORATE GOVERNANCE

Dear Stockholder,

Fiscal year 2022 marked another successful year for Agilent. Employees began returning to the office as the risks from COVID-19 slowly subsided; however, we continued to face significant macro-economic challenges. Supply chains remained disrupted while the conflict in Ukraine and rapid inflation in many parts of the world put added pressure on our business. Despite these continuing and new challenges, our One Agilent team again rose to the challenge and continued to support our customers and team members while continuing to deliver the growth our shareholders expect. Adjusted earnings per share grew 20.3% over fiscal year 2021, driven by an 8.4% increase in revenue coupled with disciplined expense management that led to adjusted operating margins of 27.1%, a full 160 basis point improvement. The company achieved these remarkable results with an engaged team as evidenced by receiving Great Place to Work certifications in more than 20 countries/regions. Despite persistent headwinds, Agilent continued to deliver exceptional results.

When considering our executive compensation program, we continue to believe that our design is well aligned with shareholder interests. Our executive team is motivated to deliver double-digit EPS growth and relative share price gains through our long-term performance plan, and they are rewarded for meeting and exceeding our aggressive annual revenue and operating margin plans through the Pay for Results short-term incentive plan. These programs are working well, and our shareholders agree. During our annual outreach to our largest shareholders, they expressed support for our program and encouraged us to maintain the design. Our 91% support for our Management Say on Pay proposal last year is further evidence of this strong support. We believe that consistency of design drives the desired behaviors, and as such, we plan no significant changes to our executive compensation program for fiscal year 2023.

In the Compensation Discussion and Analysis that follows, we discuss our fiscal year 2022 CEO and executive officer compensation in more detail. You will see that our commitment to both pay for performance and clear, transparent disclosure is strong. We encourage you to review this analysis carefully and believe you will agree that our executive compensation program is achieving our objectives of supporting the company’s growth strategy and creating long-term stockholder value.

Compensation Committee

George A. Scangos, Ph.D., Chairperson

Mala Anand

Hans E. Bishop

Otis Brawley, M.D.

Heidi K. Kunz

CORPORATE GOVERNANCE

COMPENSATION DISCUSSION AND ANALYSIS

This section of the proxy statement describes the compensation arrangements for our Named Executive Officers (NEOs) for fiscal year 2022, which were exclusively determined by our independent Compensation Committee and which are further detailed in the 2022 Summary Compensation Table and other compensation tables contained in this proxy statement. This Compensation Discussion and Analysis (CD&A) also includes additional information on how the Compensation Committee arrived at its fiscal year 2022 compensation decisions for the NEOs and an overview of our executive compensation philosophy and our executive compensation program.

Our NEOs for fiscal year 2022 are as follows:

•
Michael R. McMullen, President and Chief Executive Officer (CEO)
•
Robert McMahon, Senior Vice President, Chief Financial Officer (CFO)
•
Jacob Thaysen, Senior Vice President, President Life Sciences and Applied Markets Group (LSAG)
•
Henrik Ancher-Jensen, Senior Vice President, President Order Fulfillment and Supply Chain (OFS)
•
Sam Raha, Senior Vice President, President Diagnostic and Genomics Group (DGG)

In this CD&A, we provide the following:

•
Executive Summary
•
Determining Executive Pay
•
Fiscal year 2022 Compensation
•
Additional Information

CORPORATE GOVERNANCE

Executive Summary

Fiscal year 2022 at a glance:

Performance and Compensation Highlights	CEO and NEO Compensation
•
Excellent financial performance in a high inflationary and volatile market
•
Continued investment in high-growth businesses.
•
Strong alignment between executive compensation and superior financial results (e.g., 20% EPS growth, 160 bps operating margin expansion).

		Total Target Compensation	% of Total Target Compensation at Risk
	McMullen	$15,072,000	92%
	Other NEOs (average)	$3,774,500	83%

FY22 Executive Compensation Program Highlights	Pay for Performance
•
Maintained earnings per share and relative TSR in the long-term performance plan (LTPP) at 60% overall weight.
•
Maintained restricted stock units and stock options in long-term incentive (LTI) mix with 20% weighting for each.
•
Maintained operating margin and revenue in short-term incentive (STI) program.

•
As a result of strong company performance, the STI program financial targets for total Agilent results paid out at 128% of target. This represents the annual payout percentage for Agilent's CEO, CFO and SVP of Order Fulfillment, whose payouts are 100% determined based on total Agilent results.
•
25% of the short-term incentive payout for Agilent’s business presidents is determined based on their respective group's revenue and operating margin, where the payout was 157% of target for LSAG and 64% of target for DGG.
•
25% of the short-term incentive payout for Agilent's business presidents is determined based on select key business initiatives (KBIs) approved by the Compensation Committee. These KBIs paid out at 133% on average in fiscal year 2022.
•
In fiscal year 2022, the payout % achieved for our LTI-TSR grants was 200% as our relative TSR was at the 78th percentile of our S&P 500 Health Care and Materials Indexes peer group. The payout % achieved for the LTI-EPS grants was 147% as we exceeded our targets in two of the three years in the performance period.

FY22 Incentive Targets and Payouts
Payout %
200%
175%
150%
125%
100%
75%
50%
25%
0%
STI Target
STI Actual
LTI TSR Target
LTI TSR Actual
LTI EPS Target
LTI EPS Actual

Stockholder Engagement

We are pleased with the 91% support for our 2022 Say-on-Pay proposal and continue to engage with stockholders regarding our executive pay program.

In 2022, consistent with prior years, we solicited input from our largest stockholders on our current program, and our plan is to make no changes for fiscal year 2023.

CORPORATE GOVERNANCE

Financial Performance Highlights

Year-over-year financial results as compared to fiscal year 2021 results:

Measure	Fiscal 2021	Fiscal 2022	YOY %
S&P 500 TSR*	9,625.02	8,218.70	(14.6%)
Agilent TSR*	$156.49	$138.35	(11.6%)
Revenue (Actual)	$6.3B	$6.8B	8.4%
Operating Margin	21.3%	23.6%	10.8%
Operating Margin (non-GAAP)**	25.5%	27.1%	6.3%
Diluted EPS	$3.94	$4.18	6.1%
Diluted EPS (non-GAAP)**	$4.34	$5.22	20.3%

* Stock prices shown for fiscal years 2021 and 2022 are as of 10/31/2021 and 10/31/2022 respectively and include reinvested dividends.

** Non-GAAP operating margin and non-GAAP diluted EPS are further defined and reconciled to the most directly comparable GAAP financial measures in Appendix A to this proxy statement.

Correlation of CEO Total Direct Compensation to Company Performance

The chart below demonstrates how the historical total direct compensation (salary, actual bonus and grant value of equity awards) of our CEO compares to our five-year indexed TSR. The numbers shown as the indexed TSR for each year are based on the dollar amount a stockholder would have held at the end of the indicated fiscal year assuming the stockholder invested $100 in Agilent common stock on October 31, 2017.

$17.0
$15.0
$13.0
$11.0
$9.0
$7.0
$5.0
$3.0
$1.0
-$1.0
CEO TDC ($M)
$300.00
$250.00
$200.00
$150.00
$100.00
$50.00
$0.00
5-Year Indexed TSR
2017
2018
2019
2020
2021
2022
CEO TDC
Agilent Indexed TSR (5-Year)

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Aligning CEO and NEO Pay with Performance

For fiscal year 2022, approximately 92% of Mr. McMullen’s and 83% of our other NEOs’ total direct compensation consisted of short-term and long-term incentives and was “at risk”— which means that this component can vary year to year depending on the performance of the company and our stock price performance.

Stockholder Outreach

We received 91% stockholder support on our 2022 Say-on-Pay proposal, along with support from the major stockholder advisory firms. While pleased with these results, our Compensation Committee and members of management believe ongoing dialog with stockholders regarding executive compensation is crucial. In the summer of 2022, we communicated with many of our largest stockholders to recap our program for fiscal year 2022 and discuss our strategy for fiscal year 2023. The process affirmed our executive compensation program and supported our plan to maintain the current design for fiscal year 2023.

Fiscal year 2022 Program Highlights

We maintained operating margin and revenue as the financial metrics in the short-term incentive program and earnings per share and relative TSR as our metrics in the long-term incentive program.

Our mix of long-term incentive vehicles was also unchanged from fiscal year 2021, with 60% of the long-term incentive award delivered in long-term performance shares (30% tied to an earnings per share metric and 30% tied to a relative TSR metric); 20% delivered in restricted stock units; and 20% delivered in non-qualified stock options. We intend to maintain this long-term incentive mix in fiscal year 2023.

Determining Executive Pay

Our executive pay decisions are grounded in a core philosophy that applies to all elements of compensation. Our compensation philosophy is intended to:

•
Align executive interests with stockholders;
•
Motivate and reward for superior EPS growth;
•
Support our short- and long-term business strategy;

CORPORATE GOVERNANCE

•
Deliver competitive total direct compensation targeted, in aggregate, around the 50th percentile of our peers to attract, retain and motivate the best employees; and
•
Provide pay for performance.

The following principal elements of compensation are provided under our executive compensation program:

Elements of Pay
Base Pay	✓ Baseline for competitive total compensation. ✓ Normally 20% or less of total direct compensation for NEOs.
Short-Term Incentives

✓ Focuses executives on critical operating and strategic goals best measured annually.

✓ Provides downside risk for underperformance and upside reward for success.

✓ Leverages financial measures such as revenue and operating margin, supplemented with select strategic initiatives.

Long-Term Incentives

✓ The majority of NEO target compensation is performance-based and “at risk”.

✓ Motivates and rewards multi-year stockholder value creation.

✓ Facilitates executive stock ownership.

✓ Enables retention.

✓ Delivered through performance shares, stock options and RSUs, with a mandatory one-year post-vest holding period for performance shares and RSUs to encourage long-term orientation.

✓ Performance measures include long-term financial objectives and the relative performance of our stock.

Our actual total compensation for each NEO varies based on (i) company performance measured against external metrics that correlate to long-term stockholder value, (ii) performance of the business organizations against specific targets, and (iii) individual performance. These three factors are considered in positioning salaries, determining earned short-term incentives and determining long-term incentive grant values.

CORPORATE GOVERNANCE

Pay Practices

Our executive compensation program is supported by a set of strong governance provisions and pay practices.

Philosophy / Practice	Result
We structure compensation to create strong alignment with stockholder interests

✓ Majority of pay is “at risk,” delivered via performance-based vehicles such as long-term performance shares and annual cash incentives.

✓ Robust stock ownership guidelines.

✓ Mandatory one-year post-vest holding period on annual awards under the long-term performance plan and executive RSU awards.

We design our programs to avoid excessive risk taking (1)	✓ Strong recoupment and anti-hedging and pledging policies in place. ✓ Annual compensation risk assessment. ✓ Balanced internal and external goals.
We follow best practices in executive compensation design

✓ Limited perquisites.

✓ Double trigger on change in control benefit provisions and no tax gross-up agreements.

✓ No dividends / dividend-equivalents on unearned performance awards and unvested stock awards.

✓ No acceleration of vesting of equity awards, including LTPP shares, upon retirement (awards continue to vest)

✓ Independent Compensation Committee consultant.

1)
See Compensation Risk Controls in Additional Information

Independent Compensation Committee and Consultant

The Compensation Committee is composed solely of independent members of the Board and operates under a Board-approved charter which outlines the Committee’s major duties and responsibilities. This charter is available on our Investor Relations website.

Semler Brossy, our independent compensation consultant, does not perform any other work for us, does not trade our stock, has independence policies that are reviewed annually and will proactively notify the Compensation Committee chair of any potential or perceived conflicts of interest. The Compensation Committee found no conflict of interest during fiscal year 2022.

For fiscal year 2022, our independent compensation consultant advised the Compensation Committee on several compensation matters, including but not limited to:

•
Criteria used to identify peer companies for executive compensation and performance metrics;
•
Evaluation of our total direct compensation levels and mix for the NEOs and four other senior officers;
•
Mix of long-term incentives, grant types and allocation of equity awards;
•
Review of the short- and long-term incentive programs for fiscal year 2022;
•
Review of market trends and governance practices;
•
Review of various other proposals presented to the Compensation Committee by management; and
•
Support for stockholder outreach campaign.

Process for Determining Compensation

To determine total target compensation for the upcoming fiscal year, the Compensation Committee considered:

•
The performance of each individual executive for the last fiscal year;

CORPORATE GOVERNANCE

•
The most recent peer group data from our independent compensation consultant;
•
Our short-and long-term business and strategic goals; and
•
Detailed tally sheets for the CEO and each NEO.

Our independent compensation consultant presents and analyzes market data for each individual position and provides insight on market practices for the Compensation Committee’s actions, but it does not make any specific compensation recommendations on the individual NEOs. Our consultant does collaborate with the Committee Chair to develop CEO pay recommendations. The Compensation Committee then determines the form and amount of compensation for all executive officers after considering the market data and company, business unit and individual performance.

Peer Group for Executive Compensation

Each year, the Compensation Committee meets with our independent compensation consultant to review and approve the peer group companies that satisfy our selection criteria. For fiscal year 2022, our approach to determining the peer group for executive compensation was as follows. The compensation peer group consisted of the 31 companies listed below from the S&P 500 Health Care Index (excluding the Health Care Distributors, Health Care Facilities and Managed Health Care subsectors) with revenues between 0.5x and 2.5x times our trailing twelve-month actual revenue, supplemented with two of our most direct competitors (Thermo Fisher and Danaher). The range of annual revenues for peer group members was determined so that our annual revenue would be around the median of the peer group. We used data from this peer group to set each NEO’s compensation for fiscal year 2022, with aggregate compensation targeted at around the peer group median.

•	Alexion Pharma	•	DENTSPLY Sirona	•	Perkin Elmer	•	Viatris
•	Align Technology	•	Edwards Lifesciences	•	Perrigo	•	Waters
•	Baxter Intl	•	Hologic	•	Quest Diagnostics	•	Zimmer
•	Biogen	•	IDEXX Labs	•	Regeneron Pharma	•	Zoetis
•	Boston Scientific	•	Illumina	•	ResMed
•	Catalent	•	Incyte	•	Steris
•	Cerner	•	Intuitive Surgical	•	Teleflex
•	Danaher	•	IQVIA	•	Thermo Fisher
•	DaVita Healthcare	•	Mettler-Toledo	•	Vertex Pharma

Peer Group for the Long-Term Performance Program

The Compensation Committee believes that an expanded peer group is more appropriate for determining relative TSR under the company’s LTPP, as an expanded peer group better represents a range of alternative investment options for stockholders and reduces the volatility inherent in small comparator groups. Therefore, the Compensation Committee continued to use the approximately 92 companies in the Health Care and Materials Indexes of the S&P 500 for determining TSR under the LTPP. Only companies that are included in one of these indexes at the beginning of the performance period and which have three years of stock price performance at the end of the performance period are included in the final calculation of results. Any change in the expanded peer group is solely due to Standard & Poor’s criteria for inclusion in the indexes.

Role of Management

The CEO and the Chief Human Resources Officer consider the responsibilities, performance and capabilities of each of our named executive officers, other than the CEO, and the compensation package they believe will attract, retain and motivate these senior leaders. The Chief Human Resources Officer does not provide input on setting his own compensation. A comprehensive analysis is conducted using a combination of the market data based on our compensation peer group and proxy data, performance against targets, and overall performance assessment. This data is used to determine if an increase in compensation is warranted and the amount and type of any increase for each of the total compensation components for the then-current fiscal year. After

CORPORATE GOVERNANCE

consulting with the Chief Human Resources Officer, the CEO makes compensation recommendations, other than for his own compensation, to the Compensation Committee at its first meeting of the fiscal year.

CEO Compensation

The Compensation Committee establishes the CEO’s compensation based on a thorough review of the CEO’s performance that includes:

•
An objective assessment against predetermined metrics set by the Compensation Committee;
•
Tally sheets;
•
Market data from our independent compensation consultant;
•
A self-evaluation by the CEO that the Compensation Committee discusses with the other independent directors; and
•
A qualitative evaluation of the CEO’s performance that is developed by the independent directors, including each member of the Compensation Committee, in executive session.

The Compensation Committee reviews the CEO’s total direct compensation package annually and presents its recommendation to the other independent directors for review and comment before making the final determinations on compensation for the CEO.

Fiscal year 2022 Compensation

Base Salary

Our salaries reflect the responsibilities of each NEO and the competitive market for comparable professionals in our industry and are set to create an incentive for executives to remain with us. Base salaries and benefits packages are the fixed components of our NEOs’ compensation and do not vary with company performance. Each NEO’s base salary is set by considering market data as well as the performance of each NEO. For fiscal year 2022, our NEOs’ base salaries ranged between the 40th and 75th percentile of our compensation peer group. Our CEO's salary stayed constant for the third year in a row, while Mssrs. McMahon, Thaysen and Raha received salary increases between 4-6%, generally consistent with typical increases provided to the broader Agilent employee population. Meanwhile, Mr. Ancher-Jensen received a more significant salary adjustment in recognition of his critical role in leading our global Order Fulfillment Services Group during a year of unprecedented challenges for our manufacturing and supply chain infrastructure and the increased complexity of managing our supply chain going forward given evolving macroeconomic and geopolitical trends.

Name	FY21 Salary	FY22 Salary	Increase
Michael R. McMullen	$1,280,000	$1,280,000	0%
Robert McMahon	$665,000	$700,000	5%
Jacob Thaysen	$625,000	$650,000	4%
Henrik Ancher-Jensen	$530,000	$660,000	25%
Sam Raha	$565,000	$600,000	6%

Short-Term Cash Incentives

The Performance-Based Compensation Plan reflects our pay-for-performance philosophy and directly ties short-term incentives to short-term business performance. These awards are linked to specific annual financial goals and key business initiatives for the overall company and the three business groups (LSAG, ACG and DGG). Annual cash incentives are paid to reward achievement of critical shorter-term operating, financial and strategic measures and goals that are expected to contribute to stockholder value creation over time. Financial goals are pre-established by the Compensation Committee at the beginning of the period based on recommendations from management. The financial goals are based on our fiscal year 2022 financial plan established by the Board of Directors and were not changed after they were approved by the Compensation Committee. The Compensation Committee certifies the calculations of performance against the goals for each period and payouts, if any, are made in cash.

CORPORATE GOVERNANCE

For fiscal year 2022, the awards under the Performance-Based Compensation Plan were determined by multiplying the individual’s base salary for the performance period by the individual’s target award percentage and the performance results, as follows:

Financial Goals	Annual Salary	X	Individual Target Bonus % (varies by individual)	X	Financial Portion of Target Bonus (75% to 100%)	X	Attainment % (based on actual performance)
Key Business Initiatives	Annual Salary	X	Individual Target Bonus % (varies by individual)	X	Strategic Portion of Target Bonus (0% to 25%)	X	Attainment % (based on actual performance)

Target Award Percentages and FY22 Actual Payouts

Our Compensation Committee set the fiscal year 2022 short-term incentive target amounts based on a percent of base salary pre-established for each NEO considering the relative responsibility of each NEO. For fiscal year 2022, short-term incentive target bonuses were set at 140% of base salary for the CEO and 80% of base salary for the other NEOs (see chart below). The CEO, CFO and Mr. Ancher-Jensen were not assigned to key business initiatives for fiscal year 2022.

The payouts under the Performance-Based Compensation Plan for fiscal year 2022 are provided in the chart below and in the “Non-Equity Incentive Plan Compensation” column in the “Summary Compensation Table.” The overall payout percent compared to target is shown above the actual columns.

CORPORATE GOVERNANCE

Financial Goals and Fiscal year 2022 Operational Results

The Performance-Based Compensation Plan financial goals were based on (1) our adjusted operating margin percentage and our revenue and (2) the operating margin percentage and revenue goals for each of the business units. The Compensation Committee chose those metrics because:

•
operating margin keeps focus on expense discipline and meeting efficiency measures; and
•
revenue places focus on delivering strong top-line growth results.

The financial targets that must be met to receive the target payout are based on our financial plan. We use a non-GAAP adjusted operating margin that excludes the ongoing impact of certain mergers and acquisitions, currency, hedging and interest costs related to mergers and acquisitions. To determine earned awards, we use payout matrices that link the metrics and reflect threshold-to-maximum opportunities based on various achievement levels of the metrics. No awards are paid unless the operating margin percentage threshold is achieved and the maximum award under the plan is capped at 200% of the target award. The target metrics set for our short-term incentives and their corresponding results were as follows:

	Operating Margin %					Revenue $
	Threshold	Target	Max	Results	Goal Attainment	Target (Mil)	Max (Mil)	Results (Mil)	Goal Attainment	Payout Percentage (Per Matrix)
Agilent	23.4%	26.9%	28.8%	26.8%	99.5%	$6,836	$7,178	$7,026	103%	128.2%
LSAG	25.2%	29.0%	31.0%	29.3%	101.0%	$3,910	$4,105	$4,105	105%	157.1%
ACG	22.2%	25.5%	27.3%	24.8%	97.5%	$1,466	$1,539	$1,499	102%	111.5%
DGG	19.8%	22.8%	24.4%	21.2%	93.0%	$1,460	$1,533	$1,423	97%	64.0%

* The adjusted non-GAAP operating margin and adjusted non-GAAP revenue measures used in our executive compensation programs may differ from non-GAAP operating margin and GAAP revenue as reported in our quarterly earnings releases as they exclude the impact of mergers and acquisitions, currency and hedging. See Appendix A to this proxy statement for a reconciliation to the most directly comparable GAAP financial measures.

Payout Matrices to Measure Financial Metrics

We use payout matrices to determine payout percentages for our fiscal year 2022 short-term incentive program. The payout matrices are designed to reward profitable growth by increasing payout percentages commensurate with increased operating margin and / or revenue achievement as illustrated in the table below.

		FY22 - Revenue Achievement (% of target)
		<=93%	97.0%	100.0%	103.0%	105.0%
	107%	95%	126%	150%	180%	200%
	104%	81%	108%	129%	159%	179%
FY22 - OM	100%	63%	84%	100%	130%	150%
Achievement	94%	45%	67%	83%	108%	125%
(% of target)	87%	25%	46%	63%	82%	95%
	86%	0%	0%	0%	0%	0%

Note: This specific payout matrix was used to determine the company level payout percentage. The payout percentage is determined by finding the intersection between goal attainments as a percentage of plan for each financial metric. Payout percentages are assigned to each intersection of revenue and adjusted operating margin percentage throughout the payout matrix. Payouts between the numbers represented in the table above are calculated on a linear payout matrix and the threshold amount for adjusted operating margin percentage must be met in order for a payout to be made. Payout matrices vary by business group. No payouts are awarded for Operating Margin achievement below the 87% threshold.

Key Business Initiatives – Targets and Results

For fiscal year 2022, under the Performance-Based Compensation Plan, we continued to utilize annual key business initiatives to align NEOs’ objectives with strategic company priorities. These key business initiatives are established at the same time as the financial goals and account for 25% of the total target bonus for each NEO who was assigned to key business initiatives. The maximum payout per NEO for satisfaction of the strategic component is the lesser of (i) up to 200% of key business initiative

CORPORATE GOVERNANCE

performance results or (ii) 0.75% of non-GAAP pre-tax earnings for the company, and the Compensation Committee may exercise negative discretion in determining the final payout.

The key business initiatives were selected to focus NEOs on strategic priorities such as revenue growth in specific markets and products and success of a specific acquisition. The following table sets forth (i) each key business initiative and its threshold, target and maximum achievement levels, (ii) the NEOs assigned to each key business initiative, and (iii) the final attainment and payout percentage for each objective. If an NEO is assigned to more than one objective, the weighting is equally distributed. For fiscal year 2022, Messrs. McMullen, McMahon and Ancher-Jensen were not assigned to any key business initiatives. The targets were established with the rigor necessary to drive desired results for each initiative. For competitive purposes, specific threshold, target and maximum amounts are not shown in the descriptions that follow.

Officer Assigned	FY22 Key Business Initiative Description	Threshold (25%)	Target (100%)	Maximum (200%)	Maximum (200%)
Thaysen	Agilent Biopharma Revenue	98% of plan	Achieve Plan	105% of plan	200%
Messrs. Thaysen and Raha	Agilent Biopharma Revenue	93% of plan	Achieve Plan	107% of plan	200%
Raha	Project Rainstorm Revenue (equally weighted with KBI directly below)	75% of plan	Achieve Plan	135% of plan	0%
Raha	Project Rainstorm Approval deadline (equally weighted with KBI directly above)	0% of plan	Achieve Plan	200% of plan

_____________________

Notes: If a NEO is assigned to more than one key business initiative within a category, those initiatives are equally weighted. For foreign exchange conversion purposes, all Orders/Revenue assume the November accounting rate.

Actual payout tables for key business initiatives use a straight-line payout slope (and/or key milestones) from threshold to target and from target to maximum. Final payouts for each key business initiative are recommended by the CEO and approved by the Compensation Committee.

Long-Term Incentives – Performance Stock Units and Restricted Stock Units

Performance Stock Units Earned in Fiscal year 2022 – Relative TSR

Fifty percent of the performance stock units granted in fiscal year 2020 for the FY20 to FY22 performance period were measured based on relative TSR versus all companies in the S&P 500 Health Care and Materials Indexes for fiscal years 2020 through 2022. The company did not establish an absolute TSR target as we believe performance is best measured on a relative basis against our selected peer group with the payout percentages as follows:

	Peer Group TSR	Payout Percentage
75th Percentile	68.8%	200%
Median	29.1%	100%
25th Percentile	3.9%	25%
Agilent	78.1%	200%

In November 2022, the Compensation Committee certified the relative TSR results for the FY20 to FY22 performance period. Agilent’s stock price performance was at the 78th percentile of our peer group and resulted in a 200% payout percentage. See table below:

	Target Awards (Shares)	Original Target Award Value ($)	Resulting Share Payout %	Resulting Share Payout
Michael R. McMullen	35,770	3,210,000	200.0%	71,540
Robert McMahon	8,357	750,000	200.0%	16,714
Jacob Thaysen	6,769	607,500	200.0%	13,538
Henrik Ancher-Jensen	5,014	450,000	200.0%	10,028
Sam Raha	5,348	480,000	200.0%	10,696

Note: The final share amount was determined by multiplying the target award shares by the resulting payout percentage.

CORPORATE GOVERNANCE

Our relative TSR performance (or percentile position) compared to that of our LTPP peer group and the payout percentages for the LTPP for the past five performance periods are set forth below:

Note: A 200% payout is achieved when our relative TSR is at or above the 75th percentile of our LTPP-TSR peer group. Due to the 3x value cap in place for the FY16 to FY18 performance period, the payout was limited to 189%.

Performance Stock Units Earned in Fiscal year 2022 – Earnings Per Share

Fifty percent of the performance stock units granted in fiscal year 2020 for the FY20 to FY22 performance period had financial goals based on adjusted earnings per share. The 147% payout percentage earned under these performance stock units was determined by calculating the adjusted earnings per share attained at the end of each of the three fiscal years in the performance period compared to the targets (which were set at the midpoint of external guidance that is determined and publicly announced at the beginning of each fiscal year during the three-year performance period). We set our EPS goals on an annual basis to maximize the alignment of the program with our aggressive long-term growth plans. We believe setting EPS targets at the time of grant for the full three-year period risks establishing goals that could be insufficiently or overly aggressive in years two and/or three of the performance-period and could be misaligned with the annual EPS external guidance provided to stockholders at the beginning of each fiscal year. Annual goal setting is a common practice among our peer companies, and we find it has had the intended motivational affect for our executive team through a particularly volatile period in the market. We use non-GAAP adjusted diluted earnings per share, subject to Compensation Committee approval. Once set, the target is not subject to change during the fiscal year. The payout percentage for the FY20 to FY22 award, which was certified by the Compensation Committee at the November 2022 meeting, was a simple average of the payout percentage certified for fiscal year 2020, fiscal year 2021 and fiscal year 2022. The threshold, target, maximum and final attainment numbers are set forth in the table below:

	Long-Term Performance Shares - EPS
Fiscal Year	Threshold (25%)	Target (100%)	Maximum (200%)	Actual Adjusted EPS	Attainment Percentage
FY20	$3.09	$3.41	$3.73	$3.28	70%
FY21	$3.28	$3.62	$3.96	$4.36	200%
FY22	$4.34	$4.81	$5.28	$5.14	170%
Payout					147%

* The adjusted non-GAAP EPS measure used in our executive compensation programs for FY20, FY21 and FY22 may differ from non-GAAP EPS as reported in our quarterly earnings releases as it excludes the impact of mergers and acquisitions, currency, hedging and interest costs related to mergers and acquisitions, material share repurchase deviations from plan and associated debt expense, and material differences in our corporate tax rate due to the impact of significant, unplanned tax legislation during the fiscal year. See Appendix A to this proxy statement for a reconciliation to the most directly comparable GAAP financial measure.

CORPORATE GOVERNANCE

In November 2022, the Compensation Committee certified the LTPP-EPS results for the FY20 to FY22 performance period. Agilent’s strong adjusted earnings per share performance resulted in a 147% payout percentage as shown in the table below:

	Target Awards (Shares)	Original Target Award Value ($)	Resulting Share payout %	Resulting Share payout
Michael R. McMullen	44,901	3,210,000	147%	66,004
Robert McMahon	10,490	750,000	147%	15,420
Jacob Thaysen	8,497	607,500	147%	12,491
Henrik Ancher-Jensen	6,294	450,000	147%	9,252
Sam Raha	6,714	480,000	147%	9,870

Note: The final share amount was determined by multiplying the target award shares by the resulting payout percentage.

Relative TSR Performance Stock Units – FY21 to FY23 Performance Period

Fifty percent of the performance stock units granted in fiscal year 2021 for the FY21 to FY23 performance period had financial goals based on relative TSR versus all companies in the S&P 500 Health Care and Materials Indexes for fiscal year 2021 through fiscal year 2023. Relative TSR performance stock units are completely “at risk” compensation because our performance must be at or above the 25th percentile for the individuals to receive a payout. The final and only payout will be at the end of fiscal year 2023 based on the relative TSR for the three-year performance period.

Payout as a
Percentage of
Relative TSR Performance	Target
Below 25th Percentile Rank (threshold)	0%
25th Percentile Rank	25%
50th Percentile Rank (target)	100%
75th Percentile Rank and Above	200%

Earnings Per Share Performance Stock Units – FY21 to FY23 Performance Period

Fifty percent of the performance stock units granted in fiscal year 2021 for the FY21 to FY23 performance period had financial goals based on adjusted earnings per share. Awards will be determined by calculating the adjusted earnings per share attained at the end of each of the three fiscal years in the performance period compared to the targets (which are set at the beginning of each fiscal year during the three-year performance period). The FY21 and FY22 EPS targets were set at the mid-point of external guidance issued at the beginning of each respective fiscal year. We use non-GAAP adjusted diluted earnings per share and all targets are subject to Compensation Committee approval. The final and only payout will be at the end of fiscal year 2023 based on an average of the payout percentage for each fiscal year. The threshold, target and maximum levels are set forth in the table below:

	Long-Term Performance Shares - EPS
Fiscal Year	Threshold (25%)	Target (100%)	Maximum (200%)	Actual Adjusted EPS	Attainment Percentage
FY21	$3.28	$3.62	$3.96	$4.36	200%
FY22	$4.34	$4.81	$5.28	$5.14	170%
FY23	TBD	TBD	TBD	TBD	TBD
Payout					TBD

* The adjusted non-GAAP EPS measure used in our executive compensation programs for FY21, FY22 and FY23 may differ from non-GAAP EPS as reported in our quarterly earnings releases as it excludes the impact of mergers and acquisitions, currency, hedging and interest costs related to mergers and acquisitions, material share repurchase deviations from plan and associated debt expense, and material differences in our corporate tax rate due to the impact of significant, unplanned tax legislation during the fiscal year. See Appendix A to this proxy statement for a reconciliation to the most directly comparable GAAP financial measure.

CORPORATE GOVERNANCE

Long-Term Incentives Granted in Fiscal year 2022

The Compensation Committee places emphasis on company performance by delivering 60% of the annual NEO grants in performance awards and another 20% in stock options. The remaining 20% is provided in restricted stock units. Stock grant values were delivered as follows:

Equity Vehicle	Weighting	Metric	Vesting	Holding Period	Methodology for Determining Target Award	Payout Range
Performance Stock Units	30%	Relative Total Shareholder Return	100% after 3rd year	One-year post-vest holding period	Divide the target award amount by the product of the 20-day average stock price, preceding the grant date, multiplied by the applicable accounting valuation	0x to 2X share target
Performance Stock Units	30%	Adjusted Earnings Per Share	100% after 3rd year
Stock Options	20%	None	25% each year over 4 years	N/A		N/A
Restricted Stock Units	20%	None	25% each year over 4 years	One-year post-vest holding period		N/A

The target value of the long-term incentive awards is determined at the beginning of the then-current fiscal year for each NEO. The target value reflects the Compensation Committee’s judgment on the relative role of each NEO’s position within the company, as well as the performance of each NEO and benchmark data from our compensation peer group. For FY22, Mr. Ancher-Jensen's award includes his annual grant awarded at the beginning of the fiscal year and an additional award issued midyear in recognition of his critical role leading Agilent's global manufacturing and supply chain operations during an unprecedented period of challenges.

	Type of Award / Value / # of Shares								Total Target
	Performance Stock Units - TSR		Performance Stock Units - EPS		Stock Option Units		Restricted Stock Units		Value of Long Term- Incentive Awards
Name	($)	(#)	($)	(#)	($)	(#)	($)	(#)	($)
Michael R. McMullen	3,600,000	18,313	3,600,000	24,234	2,400,000	62,451	2,400,000	16,240	12,000,000
Robert McMahon	900,000	4,578	900,000	6,059	600,000	15,613	600,000	4,060	3,000,000
Jacob Thaysen	720,000	3,663	720,000	4,847	480,000	12,490	480,000	3,248	2,400,000
Henrik Ancher-Jensen	855,000	4,602	855,000	6,181	570,000	15,226	670,000	4,826	2,950,000
Sam Raha	615,000	3,128	615,000	4,140	410,000	10,669	410,000	2,774	2,050,000

CORPORATE GOVERNANCE

Performance Conditions for Performance Stock Units Granted in Fiscal year 2022

The Compensation Committee has established rolling three-year performance periods for determining earned performance stock awards. The financial goals for the performance stock units for fiscal year 2022 are based on relative TSR and adjusted earnings per share. Relative TSR aligns with stockholder interests as higher TSR results in higher potential returns for stockholders as well as ensuring a correlation between performance and payouts. Adjusted earnings per share ensures our executives are focused on long-term superior earnings growth. As noted above, our fiscal year 2022 short-term incentive program focuses on adjusted operating margin and revenue, which drive internal business strategies that in turn impact our TSR.

Relative TSR Performance Stock Units – FY22 to FY24 Performance Period

The performance stock units granted in fiscal year 2022 with relative TSR as a metric will be measured and paid out based on relative TSR versus all companies in our LTPP peer group, the Health Care and Materials Indexes of the S&P 500 for fiscal year 2022 through fiscal year 2024. The LTPP peer group companies are established at the beginning of the performance period and need to have three full years of stock price data to be used in the final relative TSR calculation. The company does not establish an absolute TSR target as we believe performance is best measured on a relative basis against our selected LTPP peer group. The payout schedule determined by the Compensation Committee in fiscal year 2022 was as follows:

Payout as a
Percentage of
Relative TSR Performance	Target
Below 25th Percentile Rank (threshold)	0%
25th Percentile Rank	25%
50th Percentile Rank (target)	100%
75th Percentile Rank and Above	200%

Relative TSR performance stock units are completely “at risk” compensation because our performance must be at or above the 25th percentile for the individuals to receive a payout.

For purposes of determining the relative TSR awards, relative TSR reflects (i) the aggregate change in the 20-day average closing price of our stock versus each of the companies in our LTPP peer group, each as measured at the beginning and end of the three-year performance period plus (ii) the value (if any) returned to stockholders in the form of dividends or similar distributions, assumed to be reinvested on distribution date on a pre-tax basis.

Earnings Per Share Performance Stock Units – FY22 to FY24 Performance Period

The earnings per share performance awards will be determined by calculating the adjusted earnings per share attained at the end of each of the three fiscal years in the performance period compared to the targets (which are set at the beginning of each fiscal year during the three-year performance period). The fiscal year 2022 EPS targets were set at the mid-point of external guidance issued at the beginning of each respective fiscal year. We use non-GAAP adjusted diluted earnings per share and all targets are subject to Compensation Committee approval. The final and only payout will be at the end of fiscal year 2024 based on an average of the payout percentage for each fiscal year. The threshold, target and maximum levels are set forth in the table below:

Long-Term Performance Shares - EPS
Fiscal Year	Threshold (25%)	Target (100%)	Maximum (200%)	Actual Adjusted EPS	Attainment Percentage
FY22	$4.34	$4.81	$5.28	$5.14	170%
FY23	TBD	TBD	TBD	TBD	TBD
FY24	TBD	TBD	TBD	TBD	TBD
Payout					TBD

* The adjusted non-GAAP EPS measure used in our executive compensation programs for FY22, FY23 and FY24 may differ from non-GAAP EPS as reported in our quarterly earnings releases as it excludes the impact of mergers and acquisitions, currency, hedging and interest costs related to mergers and acquisitions, material share repurchase deviations from plan and associated debt expense, and material differences in our corporate tax rate due to the impact of significant, unplanned tax legislation during the fiscal year. See Appendix A to this proxy statement for a reconciliation to the most directly comparable GAAP financial measure.

CORPORATE GOVERNANCE

Additional Information

Equity Grant Practices

The Compensation Committee generally makes grants of stock awards to our NEOs at the first Compensation Committee meeting of our fiscal year. Awards are neither timed to relate to the price of our stock nor to correspond with the release of material non-public information, although grants are generally made when our trading window is open. Grants to current employees are generally effective on the date of the Compensation Committee meeting approving such grants. Grants to new employees, including potential NEOs, are typically made at the next regularly scheduled Compensation Committee meeting following the employee’s start date. The standard vesting schedule for our equity grants is 100% after the third year for performance stock units and 25% per year over four years for restricted stock units and stock options. Starting in fiscal year 2016, performance stock awards and restricted stock units granted to executive level employees and above are also subject to a one-year post-vest holding period.

For stock awards issued on or before October 31, 2018, when an employee retires after age 55 with 15 years of service, his or her stock options and stock awards continue to vest per their original vesting schedule rather than accelerate at termination and such employee is eligible to receive the full amount paid out under his or her performance stock units at the end of the applicable performance period, assuming such retirement occurs after the 12-month anniversary of the date of grant of the performance stock units. If such retirement occurs during the first 12 months of the date of grant of the performance stock units, the employee would be eligible to receive a pro rata portion of the amount paid out under his or her performance stock units at the end of the applicable performance period. Effective with awards issued after October 31, 2018, the Compensation Committee modified the formula to qualify for continued vesting of awards as outlined above. The new formula requires that an employee voluntarily terminate his or her employment after age 60 and that the combination of the employee’s age plus eligible years of service is 75 or greater. We believe continued vesting following retirement, rather than acceleration upon retirement, better aligns NEO interests with stockholders beyond the date such NEO retires from the company. As of October 31, 2022, Mr. McMullen met the eligibility requirements for continued vesting upon retirement under the rule in effect through fiscal year 2018, while as of October 31, 2022 none of our other active NEOs met the eligibility criteria for continued vesting of equity awards. Stock options and stock awards vest on a “double-trigger” basis in connection with a qualifying termination following a change in control as described below. Finally, if an employee dies or becomes fully disabled, his or her unvested stock options and stock awards fully vest.

Compensation Risk Controls

Semler Brossy, our independent compensation consultant, collaborates with management to conduct an annual review of our compensation-related risks. The risk assessment conducted during fiscal year 2022 did not identify any significant compensation-related risks and concluded that our compensation program is well designed to encourage behaviors aligned with the long-term interests of stockholders. Semler Brossy also found an appropriate balance in fixed versus variable pay, cash and equity, corporate, business unit, and individual goals, financial and non-financial performance measures, and formulas and discretion. Finally, it was determined that there are appropriate policies and controls in place to mitigate compensation-related risk, including the following:

Recoupment Policy

We maintain an Executive Compensation Recoupment Policy that applies to all our executives and former executives who leave the company after September 16, 2020. Under this Policy, in the event of a material restatement of financial results (wherein results were incorrect at the time published due to mistake, fraud or other misconduct), the Compensation Committee will review all short and long-term incentive compensation awards that were paid or awarded to executives for performance periods beginning after July 14, 2009 (in the case of executive officers covered by Section 16 of the Securities Exchange Act) or September 16, 2020 (in the case of other executives) that occurred, in whole or in part, during the restatement period.

Additionally, under this Policy, in the case of fraud or misconduct by an executive, including breach of any regulatory standards that have resulted in significant negative impact on our results or operations or market capitalization, the Compensation Committee will consider actions to remedy the misconduct, prevent its recurrence, and impose discipline on the wrongdoers, in each case, as the Compensation Committee deems appropriate. These actions may include, without limitation:

•
requiring reimbursement of compensation;

CORPORATE GOVERNANCE

•
the cancellation of outstanding restricted stock, restricted stock units, performance stock units, deferred stock awards, stock options, and other equity incentive awards;
•
limiting future awards or compensation; and
•
requiring the disgorgement of profits realized from the sale of our stock to the extent such profit resulted from fraud or misconduct.

Insider Trading and Hedging Policy

Our insider trading policy, which applies to officers, directors and employees considered insiders, expressly prohibits purchasing or selling our securities while in possession of material, non-public information, or otherwise using such information for their personal benefit.

Our insider trading policy further prohibits officers, directors and employees considered insiders from engaging in hedging transactions, such as purchasing or writing derivative securities including puts and calls and entering into short sales or short positions with respect to our stock. Directors and executive officers are prohibited from buying our stock on margin or pledging owned Agilent stock as collateral for loans or other indebtedness. Employees, who are not insiders or officers, are generally permitted to engage in transactions designed to hedge or offset market risk.

Our executives and directors are permitted to enter into trading plans that are intended to comply with the requirements of Rule 10b5-1 of the Securities Exchange Act so that they can prudently diversify their asset portfolios and exercise their stock options before expiration.

Stock Ownership Guidelines

Our stock ownership guidelines are designed to encourage our NEOs and other executive officers to achieve and maintain a significant equity stake in our company and more closely align their interests with those of our stockholders. The guidelines provide that the CEO and CFO and other executive officers should accumulate and hold, within five years from election to his or her position, an investment level in our stock equal to the lesser of a multiple of his or her annual base salary or accumulate a direct ownership of our stock as set forth below:

	Investment Level =	Direct Ownership of
	Multiple of Annual	Agilent Stock
Executive	Base Salary	(# of Shares)
CEO	6X	N/A
CFO	3X	80,000
All other executive officers	3X	40,000

Shares directly owned by the executive officer and their household family members, deferred shares and vested restricted stock units are considered in complying with these guidelines. An annual review is conducted to assess compliance with the guidelines, and at the end of fiscal year 2022, all of our NEOs had either met or were on track to reach their stock ownership guideline requirements within the applicable timeframe.

Benefits

Our global benefits philosophy is to provide NEOs with protection and security through health and welfare, retirement, disability insurance and life insurance programs. During fiscal year 2022, the CEO and other NEOs were eligible to receive the same benefits that are generally available to our other employees. Generally, it is our Compensation Committee’s philosophy to not provide perquisites to our NEOs except in limited circumstances.

Our executive officers can use company drivers to transport themselves and their family members to the airport for personal travel. Lastly, we provided some relocation expenses for Mr. McMahon's relocation from Massachusetts to the San Francisco Bay Area through the Company’s Indefinite Relocation Program, applicable to all employees to facilitate their relocations. Our relocation

CORPORATE GOVERNANCE

program is designed to facilitate employee relocations that support our business priorities. It does not provide any payments for loss on the sale of a home or special tax gross-ups. These perquisites are included in the “All other Compensation” column in the “Summary Compensation Table.”

Deferred Compensation

NEOs on the U.S. payroll are eligible to voluntarily defer base salary, short-term incentives in the form of awards under the Performance-Based Compensation Plan and long-term incentives in the form of stock awards under the LTPP. The deferrals are made through our 2005 Deferred Compensation Plan, which is available to all active employees on the US payroll whose total target compensation is greater than or equal to $305,000. This is a common benefit arrangement offered by our peer companies, and our plan does not guarantee above market or a specific rate of return on deferrals.

These benefits and an additional description of plan features are set forth in the section entitled “Non-Qualified Deferred Compensation” below and the narrative descriptions accompanying this section.

Retirement and Pension Benefits

Our executive officers are entitled to participate in the same defined contribution retirement plan that is generally available to all of our eligible employees. We make matching contributions to eligible participants’ retirement plan accounts based on a percentage of their eligible compensation under applicable rules. We believe that this retirement program permits our executives to save for their retirement in a tax-effective manner.

Policy Regarding Compensation in Excess of $1 Million per Year

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction for compensation in excess of $1 million paid to our “covered employees,” which include our current NEOs.

As a general matter, while our Compensation Committee considers tax deductibility as one of several relevant factors in determining executive compensation, it retains the flexibility to design and maintain executive compensation arrangements that it believes will attract and retain executive talent, even if such compensation is not deductible by the company for federal income tax purposes.

Termination and Change of Control

Consistent with the practice of many of our peers, the Compensation Committee adopted change-of-control agreements designed to provide protection to the NEOs so they are not distracted by their personal, professional and financial situations at a time when we need them to remain focused on their responsibilities, our best interests and those of all our stockholders. These agreements provide for a “double-trigger” payout only in the event of a change of control and the executive officer is either terminated from his-or-her position or moved into a position that represents a substantial change in responsibilities within a limited period of time after the transaction (these agreements do not become operative unless both events occur).

None of our current change-of-control agreements contain an excise tax gross-up clause. Potential payments to our NEOs in the event of a change of control under our existing agreements are reported in the “Termination and Change of Control Table”.

CORPORATE GOVERNANCE

In addition, we have a Workforce Management Program in place that is applicable to all employees, including NEOs. Employment security is tied to competitive realities as well as individual results and performance, but from time to time, business circumstances could dictate the need for us to reduce our workforce. The Workforce Management Program is intended to assist employees affected by restructuring by providing transition income in the form of severance benefits.

COMPENSATION COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material,” to be “filed” with the SEC, or to be subject to Regulation 14A or Regulation 14C (other than as provided in Item 407 of Regulation S-K) or to the liabilities of Section 18 of the Exchange Act, and shall not be deemed to be incorporated by reference in future filings with the SEC except to the extent that the company specifically incorporates it by reference into a document filed under the Securities Act of 1933 (the “Securities Act”) or the Exchange Act.

The company’s executive compensation program is administered by the Compensation Committee of the Board (the “Compensation Committee”). The Compensation Committee, which is composed entirely of independent, non-employee directors, is responsible for approving and reporting to the Board on all elements of compensation for the executive officers. In this regard, the Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” section of this proxy statement with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the “Compensation Discussion and Analysis” section be included in this proxy statement and incorporated by reference into the company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2022.

Submitted by:	Compensation Committee
George A. Scangos, Ph.D., Chairperson
Mala Anand
Hans E. Bishop
Otis W. Brawley, M.D.
Heidi K. Kunz

EXECUTIVE COMPENSATION

Executive Compensation

Summary Compensation Table

The following table sets forth information regarding compensation earned by our NEOs for fiscal year 2022 and, if applicable, during fiscal years 2020 and 2021. All compensation is disclosed, whether or not such amounts were paid in such year:

Name and		Salary (2)	Cash Bonus	Stock Awards (3)(4)	Stock Options (3)(4)	Non-Equity Incentive Plan Compensation (5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (6)	All other Compensation (7)	Total
Principal Position	Year (1)	($)	($)	($)	($)	($)	($)	($)	($)
Michael R. McMullen	2022	1,280,000	-	10,505,767	2,483,374	2,296,655	-	81,617	16,647,413
Chief Executive Officer	2021	1,280,000	-	9,165,390	2,295,015	3,149,714	-	77,512	15,967,631
	2020	1,172,853	-	11,190,749		1,151,817	-	95,062	13,610,481
Robert McMahon	2022	696,365	-	2,626,453	620,854	717,705	-	129,299	4,790,676
Senior Vice President,	2021	663,500	-	2,291,271	573,766	1,007,000	-	176,196	4,711,733
Chief Financial Officer	2020	638,333	-	2,614,535		359,943	-	52,260	3,665,071
Jacob Thaysen	2022	647,404	-	2,101,247	496,667	797,506	-	17,257	4,060,081
Senior Vice President,	2021	625,000	-	1,812,285	453,791	897,589	-	13,684	3,802,349
President Life Sciences and	2020	614,904	-	2,117,779		321,128	-	20,291	3,074,102
Applied Markets Group
Henrik Ancher-Jensen	2022	604,962	-	2,574,662	576,196	676,693	-	23,566	4,456,079
Senior Vice President,
President Order Fulfillment
and Supply Chain
Sam Raha	2022	596,365	-	1,794,581	424,255	504,375	-	39,276	3,358,852
Senior Vice President,	2021	563,500	-	1,541,332	385,985	738,536	-	33,534	3,262,887
President Diagnostics and	2020	538,782	-	1,673,282		224,185	-	34,811	2,471,060
Genomics Group

(1)
Compensation is provided only for fiscal years for which each individual qualified as an NEO.
(2)
Mr. McMullen did not receive any pay increases in either fiscal year 2022 or 2021. During fiscal year 2020, Mr. McMullen’s base salary was temporarily reduced due to the Covid-19 pandemic. His full salary was restored for fiscal year 2021.
(3)
Reflects the aggregate grant date fair values, computed in accordance with Accounting Standards Codification Topic 718, Stock Compensation (“ASC Topic 718”). For more information regarding our application of ASC Topic 718, including the assumptions used in the calculations of these amounts, please refer to Note 4 to our consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended October 31, 2022.
(4)
The expenses listed in these columns include expenses for stock awards and options awarded in accordance with the LTPP and 2018 Stock Plan. For performance-based restricted stock unit awards, the grant date fair value of such awards at the time of grant was based upon the probable outcome at the time of grant. The value of the FY22 performance-based restricted stock unit awards at the grant date, assuming that the highest level of performance conditions are achieved are $16,056,525, $4,014,155, $3,211,491, $3,800,224 and $2,742,783 for Messrs. McMullen, McMahon, Thaysen, Ancher-Jensen and Raha respectively. The amounts reflected in these columns do not represent the actual amounts paid to or realized by the NEOs for these awards.
(5)
Amounts consist of incentive awards earned by the NEOs during the fiscal year under the Performance-Based Compensation Plan for Covered Employees.
(6)
Amounts represent the net change in pension value for the following company sponsored pension plans: Agilent Technologies, Inc. Deferred Profit-Sharing Plan; Agilent Technologies, Inc. Retirement Plan and the Agilent Technologies, Inc. Supplemental Benefit Retirement Plan.
(7)
The information for the dollar amounts found in the All other Compensation column can be found in the following two tables and footnotes.

NEO	401(k) Employer Contribution (1)	Deferred Compensation Employer Contributions (2)	Travel Expenses (3)	Relocation(4)	Total
Mr. McMullen	$16,800	$58,638	$6,179	$0	$81,617
Mr. McMahon	$12,774	$23,515	$4,860	$88,150	$129,299
Mr. Thaysen	$12,750	$0	$4,507	$0	$17,257
Mr. Ancher-Jensen	$19,481	$4,085	$0	$0	$23,566
Mr. Raha	$16,800	$17,515	$4,961	$0	$39,276

(1)
Amounts reflect company contributions to the Agilent Technologies, Inc. 401(k) Plan in fiscal year 2022.
(2)
Amounts reflect company contributions to the Agilent Technologies Deferred Compensation Plan in fiscal year 2022.
(3)
Amounts reflect imputed income expenses for the use of our drivers and vehicles for personal travel, including spouses and family.
(4)
Our relocation program is available to all employees, including officers, and is designed to facilitate employee relocations that support our business priorities. Our relocation program does not provide any payments for loss on the sale of a home or special tax gross-ups. Mr. McMahon relocated to the Bay Area from Massachusetts. To facilitate this move, he participated in our relocation program. For fiscal year 2022, relocation costs for Mr. McMahon were $88,150. Those expenses consisted of tax preparation and advice assistance and mortgage subsidies provided by the company under our relocation policy, with the payments being spread out over a four-year period. See table below for current and future mortgage subsidies.

EXECUTIVE COMPENSATION

Mortgage Subsidies
	Fiscal Year 2022	Fiscal Year 2023	Fiscal Year 2024	Fiscal Year 2025
	Paid	Projected	Projected	Projected
	Amount	Amount	Amount	Amount
Name	($)	($)	($)	($)
Michael R. McMullen (1)	N/A	N/A	N/A	N/A
Robert McMahon (2)	44,045	29,210	12,963	N/A
Jacob Thaysen (1)	N/A	N/A	N/A	N/A
Henrik Ancher-Jensen (3)	N/A	N/A	N/A	N/A
Sam Raha (3)	N/A	N/A	N/A	N/A

(1)
Messrs. McMullen and Thaysen are no longer eligible.
(2)
The total four-year mortgage subsidy for Mr. McMahon is $158,857.
(3)
Messrs. Ancher-Jensen and Raha are not eligible to receive any mortgage subsidy payments.

EXECUTIVE COMPENSATION

Grants of Plan-Based Awards

The following table sets forth certain information regarding grants of plan-based awards to each of our NEOs during fiscal year 2022. For more information, please refer to the “Compensation Discussion and Analysis.”

											Grant Date
		Estimated Possible Payouts Under			Estimated Payouts Under Equity			All Other	All Other	Exercise	Fair Value
		Non-Equity Incentive Plan Awards (1)			Incentive Plan Awards (2)			Stock	Option	Price for	of Stock and
		Threshold	Target	Maximum	Threshold	Target	Maximum	Awards (3)	Awards (3)	Stock Options (4)	Option Awards (5)
Name	Grant Date	($)	($)	($)	($)	($)	($)	($)	($)	($)	($)
Michael McMullen	11/16/2021	448,000	1,792,000	3,584,000	-	-	-	-	-	-	-
	11/16/2021	-	-	-	900,000	3,600,000	7,200,000	-	-	-	4,178,338
	11/16/2021	-	-	-	900,000	3,600,000	7,200,000	-	-	-	3,849,924
	11/16/2021	-	-	-	-	-	-	2,477,504	-	-	2,477,504
	11/16/2021	-	-	-	-	-	-	-	2,483,374	161.39	2,483,374
Robert McMahon	11/16/2021	140,000	560,000	1,120,000	-	-	-	-	-	-	-
	11/16/2021	-	-	-	225,000	900,000	1,800,000	-	-	-	1,044,649
	11/16/2021	-	-	-	225,000	900,000	1,800,000	-	-	-	962,429
	11/16/2021	-	-	-	-	-	-	619,376	-	-	619,376
	11/16/2021	-	-	-	-	-	-	-	620,854	161.39	620,854
Jacob Thaysen	11/16/2021	162,500	520,000	1,040,000	-	-	-	-	-	-	-
	11/16/2021	-	-	-	180,000	720,000	1,440,000	-	-	-	835,677
	11/16/2021	-	-	-	180,000	720,000	1,440,000	-	-	-	770,069
	11/16/2021	-	-	-	-	-	-	495,501	-	-	495,501
	11/16/2021	-	-	-	-	-	-	-	496,667	161.39	496,667
Henrik Ancher-Jensen	11/16/2021	132,000	528,000	1,056,000	-	-	-	-	-	-	-
	11/16/2021	-	-	-	138,750	555,000	1,110,000	-	-	-	644,102
	11/16/2021	-	-	-	138,750	555,000	1,110,000	-	-	-	593,477
	11/16/2021	-	-	-	-	-	-	485,280	-	-	485,280
	11/16/2021	-	-	-	-	-	-	-	382,859	161.39	382,859
	5/3/2022	-	-	-	75,000	300,000	600,000	-	-	-	378,890
	5/3/2022	-	-	-	75,000	300,000	600,000	-	-	-	283,644
	5/3/2022	-	-	-	-	-	-	189,271	-	-	189,271
	5/3/2022	-	-	-	-	-	-	-	193,337	122.40	193,337
Sam Raha	11/16/2021	150,000	480,000	960,000	-	-	-	-	-	-	-
	11/16/2021	-	-	-	153,750	615,000	1,230,000	-	-	-	713,795
	11/16/2021	-	-	-	153,750	615,000	1,230,000	-	-	-	657,596
	11/16/2021	-	-	-	-	-	-	423,189	-	-	423,189
	11/16/2021	-	-	-	-	-	-	-	424,255	161.39	424,255

(1)
Reflects the value of the potential payout targets for fiscal year 2022 pursuant to the annual award program under our Performance-Based Compensation Plan. Actual payout amounts under this plan are disclosed in the “Summary Compensation Table.”
(2)
Reflects the value of potential payout of the target number of performance shares granted in fiscal year 2022 for the FY22 through FY24 performance period under our LTPP. Actual payout of these awards, if any, will be determined by the Compensation Committee after the end of the performance period depending on whether the performance criteria set forth in our LTPP were met. Payout, if any, will be in the form of our common stock. Please see “Compensation Discussion and Analysis—Long-Term Incentives” for disclosure regarding material terms of the LTPP.
(3)
Reflects restricted stock units and stock options granted in fiscal year 2022 under the 2018 Stock Plan in accordance with our long-term incentive goals as described in the “Compensation Discussion and Analysis—Long-Term Incentives.” Such restricted stock units and stock options vest at 25% per year over four years with a one-year post-vest holding period assigned to each restricted stock unit tranche as it vests.
(4)
Represents the exercise price for the stock options granted on November 16, 2021 and in the case of Mr. Ancher-Jensen on both November 16 and May 3.
(5)
With respect to performance -based awards, amounts represent the grant date fair value determined in accordance with ASC Topic 718 based on the probable outcome of performance conditions. Values differ due to the performance criteria assigned to each award.

EXECUTIVE COMPENSATION

Outstanding Equity Awards at Fiscal Year-End

The following table provides information on the current holdings of options, performance-based stock awards and restricted stock units, by our NEOs as of October 31, 2022.

		Option Awards (1)				Restricted Stock Unit Awards (2)		Performance Share Awards
						Number of
		Number of Securities Underlying		Option	Option	Shares or Units of Stock That	Market Value of Shares or Units	Number of Unearned Shares That	Market Value of Shares
		Unexercised Options (#)		Exercise	Expiration	Have Not	That Have Not	Have Not	That Have
Name	Grant Date	Exercisable	Unexercisable	Price ($)	Date	Vested (#)	Vested ($)	Vested (3) (#)	Not Vested ($)
Michael R.	11/19/2014	149,051		40.80	11/18/2024
McMullen	3/18/2015	66,162		42.12	3/17/2025
	11/17/2020	22,897	68,693	109.86	11/17/2030
	11/16/2021		62,451	161.39	11/16/2031
	11/13/2018					16,222	2,244,314
	11/19/2019					30,222	4,181,214
	11/17/2020					16,412	2,270,600
	11/16/2021					16,240	2,246,804
	11/19/2019							89,802	12,424,107
	11/17/2020							65,186	9,018,483
	11/16/2021							48,468	6,705,548
	11/19/2019							71,540	9,897,559
	11/17/2020							51,056	7,063,598
	11/16/2021							36,626	5,067,207
Total		238,110	131,144			79,096	10,942,932	362,678	50,176,502

Robert	11/17/2020	5,724	17,174	109.86	11/17/2030
McMahon	11/16/2021		15,613	161.39	11/16/2031
	11/13/2018					3,769	521,441
	11/19/2019					7,061	976,889
	11/17/2020					4,103	567,650
	11/16/2021					4,060	561,701
	11/19/2019							20,980	2,902,583
	11/17/2020							16,296	2,254,552
	11/16/2021							12,118	1,676,525
	11/19/2019							16,714	2,312,382
	11/17/2020							12,764	1,765,899
	11/16/2021							9,156	1,266,733
Total		5,724	32,787			18,993	2,627,681	88,028	12,178,674

Jacob	11/17/2020	4,527	13,583	109.86	11/17/2030
Thaysen	11/16/2021		12,490	161.39	11/16/2031
	11/13/2018					3,154	436,356
	11/19/2019					5,720	791,362
	11/17/2020					3,246	449,084
	11/16/2021					3,248	449,361
	11/19/2019							16,994	2,351,120
	11/17/2020							12,888	1,783,055
	11/16/2021							9,694	1,341,165
	11/19/2019							13,538	1,872,982
	11/17/2020							10,096	1,396,782
	11/16/2021							7,326	1,013,552
Total		4,527	26,073			15,368	2,126,163	70,536	9,758,656

Henrik	11/17/2020	3,434	10,305	109.86	11/17/2030
Ancher-Jensen	11/16/2021		9,628	161.39	11/16/2031
	5/3/2022		5,598	122.40	5/3/2032
	11/13/2018					2,294	317,375
	11/19/2019					4,237	586,189
	11/17/2020					2,462	340,618
	11/16/2021					677	93,663
	11/16/2021					2,504	346,428
	5/3/2022					1,645	227,586
	11/19/2019							12,588	1,741,550
	11/17/2020							9,778	1,352,786
	11/16/2021							7,472	1,033,751
	5/3/2022							4,890	676,532
	11/19/2019							10,028	1,387,374
	11/17/2020							7,658	1,059,484
	11/16/2021							5,646	781,124
	5/3/2022							3,558	492,249
Total		3,434	25,531			13,819	1,911,859	61,618	8,524,850

Sam	11/17/2020	3,851	11,553	109.86	11/17/2030
Raha	11/16/2021		10,669	161.39	11/16/2031
	11/13/2018					2,130	294,686
	11/19/2019					4,519	625,204
	11/17/2020					2,760	381,846
	11/16/2021					2,774	383,783
	11/19/2019							13,428	1,857,764
	11/17/2020							10,962	1,516,593
	11/16/2021							8,280	1,145,538
	11/19/2019							10,696	1,479,792
	11/17/2020							8,586	1,187,873
	11/16/2021							6,256	865,518
Total		3,851	22,222			12,183	1,685,519	58,208	8,053,077

(1)
All stock options vest at a rate of 25% per year over four years.
(2)
All RSUs vest at the rate of 25% per year over four years.
(3)
Amounts reflect multiple unvested performance share awards that are outstanding simultaneously as of the end of fiscal year 2022 for each NEO under the LTPP. Since the FY19-FY21 LTPP EPS and TSR performance shares achieved payouts of 132% and 200% respectively, the amounts shown for the

EXECUTIVE COMPENSATION

outstanding performance share awards are shown at the maximum payout. The performance share awards granted on November 19, 2019 were vested and assessed on November 15, 2022. The performance share awards granted on November 17, 2020 will vest and be assessed in November 2023. The performance share awards granted on November 16, 2021 will vest and be assessed in November 2024.

Option Exercises and Stock Vested

The following table sets forth information on restricted stock units and performance awards which vested during fiscal year 2022 and stock option exercises that took place in fiscal year 2022 and the value realized on the date of exercise, if any, by each of our NEOs.

	Option Awards		Restricted Stock Unit Awards		Performance Awards
	Number of		Number of		Number of
	Shares	Value Realized	Shares Acquired	Value Realized	Shares Acquired	Value Realized
	Acquired on	on Exercise	Upon Vesting (1)	on Vesting (2)	Upon Vesting (3)	on Vesting (4)
Name	Exercise (#)	($)	(#)	($)	(#)	($)
Michael R. McMullen	13,550	1,239,419	49,911	8,084,972	136,087	21,963,081
Robert McMahon	-	-	15,325	2,303,199	53,464	8,628,555
Jacob Thaysen	-	-	10,050	1,605,385	26,460	4,270,379
Henrik Ancher-Jensen	-	-	6,930	1,122,683	19,242	3,105,466
Sam Raha	-	-	5,962	940,445	17,869	2,883,878

(1)
The amounts reflect the number of units that vested during the fiscal year, including the shares that vested but were still subject to a one-year post-vest holding period.
(2)
The value of these awards is based on the closing price of our common stock on the date the shares vested.
(3)
Amounts reflect the performance shares granted in fiscal year 2019 pursuant to the LTPP for the fiscal years 2019 to 2021 performance period and paid out in November of calendar year 2021. Mr. Raha had elected to defer 5,895 shares into his Deferred Compensation Account. All performance award shares were subject to a one-year post-vest holding period.

EXECUTIVE COMPENSATION

Pension Benefits

The following table shows the estimated present value of accumulated benefits, including years of service, payable at normal retirement age (65) to our NEOs under certain pension plans. Messrs. McMahon and Thaysen did not have an interest in any of our pension plans and there were no payments under any of our pension plans to any of our NEOs in fiscal year 2022. To calculate an eligible employee’s years of service, the pension plans will bridge each eligible employee’s service, if any, with Hewlett-Packard Company prior to June 2, 2000 to that eligible employee’s service with us on or after June 2, 2000; the total years of service will reflect employment service from both Hewlett-Packard and us, capped at 30 years of service. The cost of all pension plans set forth below is paid entirely by us. The present value of accumulated benefit is calculated using the assumptions under ASC Topic 715, Compensation – Retirement Benefits for the fiscal year end measurement (as of October 31, 2022). The present value is based on a lump sum interest rate of 6%, DPSP rate of return of 7.5% and the “applicable mortality table” described in Section 417(e)(3) of the Internal Revenue Code. See also Note 14 to our consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended October 31, 2022.

Pension Benefits
	Eligible for	Number of	Present
	Full	Years of	Value of
	Retirement	Credited	Accumulated
Name	Benefits?	Service (#)	Benefit ($)
Michael R. McMullen
Deferred Profit-Sharing Plan			187,279
U.S. Retirement Plan	Y	30	790,449
Supplemental Benefit Plan			830,746
Total			1,808,474
Henrik Ancher-Jensen
Deferred Profit-Sharing Plan			-
U.S. Retirement Plan	N	3	99,455
Supplemental Benefit Plan			57,528
Total			156,983
Sam Raha
Deferred Profit-Sharing Plan			-
U.S. Retirement Plan	N	3	86,846
Supplemental Benefit Plan			-
Total			86,846

Deferred Profit-Sharing Plan

The Deferred Profit-Sharing Plan is a closed, defined contribution plan. The Deferred Profit-Sharing Plan was created by Hewlett-Packard and covers participants’ service with Hewlett-Packard before November 1, 1993 and is used as a floor offset for the Retirement Plan for service prior to November 1, 1993. There have been no contributions into the plan since October 31, 1993.

For service prior to November 1, 1993 (if any), the benefit due is the greater of (i) the benefit defined by the Retirement Plan formula, or (ii) the annuity value of the Deferred Profit-Sharing Plan account balance. Therefore, for service prior to November 1, 1993, the Retirement Plan guarantees a minimum retirement benefit.

Benefits under the Deferred Profit-Sharing Plan are payable at normal retirement age as either (i) a single life annuity for single participants, or (ii) a 50% joint and survivor annuity for married participants. Participants may elect to receive payments at any time following termination or retirement in the above forms or as 75% or 100% joint and survivor annuity, or as a one-time lump sum.

Retirement Plan

The Retirement Plan, which was frozen for all participants as of April 30, 2016, was available to all employees hired onto U.S. payroll before November 1, 2014 and guarantees a minimum retirement benefit payable at normal retirement age (the later of age 65 or termination). Benefits were accrued on a monthly basis as a lump sum payable at normal retirement age based on eligible pay and years of service up to a maximum of 30 years as follows:

EXECUTIVE COMPENSATION

For participants who have fewer than 15 years of service:

11% × target pay at the end of the month

PLUS

5% × target pay at the end of the month in excess of 50% of the Social Security Wage Base

For participants who have 15 or more years of service:

14% × target pay at the end of the month

PLUS

5% × target pay at the end of the month in excess of 50% of the Social Security Wage Base

Benefits under the Retirement Plan are payable as either (a) a single life annuity for single participants or as (b) a 50% joint and survivor annuity for married participants. Participants may elect to receive payments at any time following termination or retirement in the above forms or as an actuarially equivalent 75% or 100% joint and survivor annuity, or as a one-time lump sum. Payments made prior to normal retirement age will be reduced in accordance with the plan provisions.

Supplemental Benefit Retirement Plan

The Supplemental Benefit Retirement Plan, which was frozen for all participants as of April 30, 2016, is an unfunded, non-qualified deferred compensation plan. Benefits payable under this plan are equal to the excess of the combined qualified Retirement Plan and Deferred Profit-Sharing Plan amount that would be payable in accordance with the terms of the Retirement Plan disregarding the benefit and compensation limitations imposed pursuant to sections 415 and 401(a)(17) of the Internal Revenue Code.

Benefits under the Supplemental Benefit Retirement Plan are payable upon termination or retirement as follows:

•
Accruals prior to January 1, 2005 are paid in a single lump sum in the January following the fiscal year in which the participant takes his or her qualified Retirement Plan benefit.
•
Accruals after December 31, 2004 are paid based on the date the participant retires or terminates: in January immediately following if retirement or termination occurs during the first six months of the year; or in the following July if retirement or termination occurs during the second six months of the year. Participants will receive a benefit in the form of either five annual installments (if the lump sum value is at least $150,000); or in a single lump sum (if the lump sum value is less than $150,000).

Non-Qualified Deferred Compensation

For fiscal year 2022, the 2005 Deferred Compensation Plan was available to all active employees on the US payroll with total target cash salary, including the short-term Performance-Based Compensation Plan, greater than or equal to $305,000.

There are three types of earnings that may be deferred under the program:

1.
100% of annual base pay earnings in excess of the IRS qualified plan limit of $305,000 for 2022;
2.
95% of bonus earnings, discretionary and cash compensation paid under the Performance-Based Compensation Plan; and
3.
95% of “at risk” compensation paid out in accordance with the terms of our LTPP. Awards under this program are paid out in the form of our common stock.

Deferral elections may be made annually and are part of overall tax planning for many executives. There are several investment options available under the Plan, most of which mirror the investment choices under our tax-qualified 401(k) plan. All investment choices are made by the participant. Based on market performance, dividends and interest are credited to participants’ accounts from the funds that the participant has elected.

EXECUTIVE COMPENSATION

At the time participation is elected, employees must also elect payout in one of three forms, which can commence upon termination or be delayed by an additional one, two or three years following termination:

1.
a single lump sum payment;
2.
annual installments over a five to fifteen-year period; or
3.
a single lump sum payment in January or July on or after 2024.

As of May 2022, the company provides one type of employer contribution, which is a matching contribution up to 6% of deferred base pay amounts above the IRS qualified plan limit. Prior to May 2022, the company also provided a transitional company contribution (DCPTCC) which is a formulaic contribution put in place due to the freeze of the U.S. pension and supplemental benefit retirement plans respectively. Contributions made by the company to our NEOs are detailed in the table that follows.

Payouts are distributed to eligible participants in January of the year following termination, if termination occurs during the first six months of the calendar year. Otherwise, payouts are distributed to eligible participants in July of the year following termination where termination occurs during the second half of the calendar year. No early distributions or withdrawals are allowed. When and if received, a participant in the LTPP may elect to defer his or her shares through our 2005 Deferred Compensation Plan. The LTPP shares are deferred in the form of our common stock only. At the end of the deferral period, the LTPP shares are released to the executive.

We have established a rabbi trust as a source of funds to make payments under the non-qualified deferred compensation plan. As of October 31, 2022, the rabbi trust with Fidelity Management Trust Company was fully funded, so there is no need for additional funding.

The table below provides information on the non-qualified deferred compensation of the NEOs for fiscal year 2022.

	Executive	Company	Aggregate	Aggregate
	Contributions in	Contributions in	Earnings in Last	Balance at Fiscal
	Last Fiscal Year (1)	Last Fiscal Year	Fiscal Year (2)	Year-End
Name	($)	($)	($)	($)
Michael R. McMullen	68,250	58,638	(151,164)	831,074
Robert McMahon	1,681,322	23,515	(254,806)	1,609,562
Jacob Thaysen	-	-	(407,519)	3,083,806
Henrik Ancher-Jensen	-	4,085	(829,094)	6,316,598
Sam Raha	944,053	17,515	(279,470)	2,204,914

(1)
The salary portion of the amounts reflected above is included in the amount reported as salary in the “Summary Compensation Table.”
(2)
Amounts reflected are not included in the “Summary Compensation Table” because the earnings are not “above-market.” These amounts include dividends, interest and change in market value.

Termination and Change of Control Arrangements

Set forth below is a description of the plans and agreements that could result in potential payments to the NEOs in the case of their termination of employment and/or a change of control of the company.

Change of Control Agreements

Each NEO has entered into a Change of Control Agreement with the company. Under these agreements, in the event that within 24 months after or three months prior to a change of control of the company, the company or its successor terminates the employment of such executive without cause or an event constituting good reason occurs and the executive resigns within three months after such an event, the executive will be entitled to: (i) two times, or solely with respect to the CEO, three times, the sum of such executive’s base salary and target bonus, (ii) payment of $80,000 for medical insurance premiums, (iii) full vesting of all outstanding options and stock awards not subject to performance-based vesting, and (iv) a prorated portion of any bonus. Our change of control agreements do not provide tax gross-ups of parachute payments and instead provide “best-net” cutbacks.

EXECUTIVE COMPENSATION

Under the current agreements, a “change of control” means the occurrence of any of the following events: (i) the sale, exchange, lease or other disposition or transfer of all or substantially all of the assets of the company to a third party; (ii) a merger or consolidation involving the company in which our stockholders immediately prior to such merger or consolidation are not the owners of more than 75% of the total voting power of the outstanding voting securities of the company after the transaction; (iii) the acquisition of beneficial ownership of at least 25% of the total voting power of the outstanding voting securities of the company by a third person; or (iv) Individuals who, as of Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board.

“Good reason” means (i) the reduction of the officer’s rate of pay, other than reductions that apply to employees generally and variable and performance reductions; (ii) reduction in benefits or failure to receive the same benefits as similarly situated employees; (iii) a change in the officer’s duties, responsibilities, authority, job title, or reporting relationships resulting in a significant diminution of position, subject to certain exceptions; (iv) the relocation to a worksite that is more than 35 miles from his or her prior worksite and which increases the distance between such executive’s home and principal office by more than 35 miles, unless executive accepts such relocation opportunity; (v) the failure or refusal of a successor to the company to assume our obligations under the agreement, or (vi) a material breach by the company or any successor to the company of any of the material provisions of the agreement.

Under these agreements, “cause” means misconduct, including: (i) conviction of any felony or any crime involving moral turpitude or dishonesty which has a material adverse effect on our business or reputation; (ii) repeated unexplained or unjustified absences from the company; (iii) refusal or willful failure to act in accordance with any specific directions, orders or policies of the company that has a material adverse effect on our business or reputation; (iv) a material and willful violation of any state or federal law that would materially injure the business or reputation of the company as reasonably determined by the Board; (v) participation in a fraud or act of dishonesty against the company which has a material adverse effect on our business or reputation; (vi) conduct by the officer which the Board determines demonstrates gross unfitness to serve; or (vii) intentional, material violation by the officer of any contract between the officer and the company or any statutory duty of the officer to the company that is not corrected within thirty days after written notice to the officer.

In addition, in the event of a change of control:

1.
Participants in the LTPP would receive an LTPP payout equal to the greater of the target award and the accrued payout amount, payable at the earlier of the end of the applicable performance period and the change of control. In the case of a change of control during the first 12 months of the performance cycle, any amounts payable will be prorated for the amount of time elapsed in the first 12 months of the performance cycle; and
2.
Participants who receive restricted stock unit awards and stock options would vest in full immediately prior to the closing of the transaction, unless the awards are assumed, converted or replaced in full by the successor corporation or a parent or subsidiary of the successor.

EXECUTIVE COMPENSATION

Termination and Change of Control Table

For each of the NEOs, the table below estimates the amount of compensation that would be paid in the event a change of control of the company occurs and executive is terminated without cause or voluntarily resigns for good reason, in both cases either within 24 months following the change of control or within three months prior to such change of control.

The amounts shown assume that each of the terminations was effective October 31, 2022.

	Cash Severance	Continuation of	Stock Award	Option	Pension	Total Termination
Name	Payments ($)	Benefits ($) (1)	Acceleration ($) (2)	Acceleration ($) (2)	Benefits ($) (3)	Benefits ($)
Michael R. McMullen	9,216,000	80,000	10,942,932	1,957,064	1,808,474	24,004,470
Robert McMahon	2,520,000	80,000	2,627,681	489,287	-	5,716,968
Jacob Thaysen	2,340,000	80,000	2,126,163	386,980	-	4,933,143
Henrik Ancher-Jensen	2,376,000	80,000	1,911,859	382,878	156,983	4,907,720
Sam Raha	2,160,000	80,000	1,685,519	329,145	86,846	4,341,510

(1)
Flat lump sum benefit for healthcare expenses, including additional health plan premium payments that may result from termination in the event of change of control.
(2)
Stock values calculated using Agilent’s closing stock price of $138.35 on October 31, 2022.
(3)
For information regarding potential payments upon termination under the Retirement Plan, the Supplemental Benefit Retirement Plan and the Deferred Profit-Sharing Plan, in which our NEOs participate, see “Pension Benefits” above.

CEO Pay Ratio

The SEC requires companies to disclose the ratio of the annual total compensation of their CEO to the median of the annual total compensation of their other employees.

Methodology and Pay Ratio

We determined the median employee based on the 18,608 employees on our payroll (excluding the CEO) as of October 31, 2022, based on a consistently applied compensation measure defined as the sum of base salary, annual bonus and target LTI value. Once we identified the median employee, the annual total compensation was then calculated according to the SEC’s rules for the Summary Compensation Table. The annual total compensation of our median employee for fiscal year 2022 was $75,498. As disclosed in our Summary Compensation Table on page 42, our CEO’s annual total compensation for fiscal year 2022 was $16,647,413. Based on these compensation amounts, our estimate of the ratio of the annual total compensation of CEO to the annual total compensation of our median employee was 220 to 1.

As of October 31, 2022, Agilent had employees in 31 countries with 37% in Asia Pacific, 25% in Europe, Middle East and Africa and 38% in the Americas.

PROPOSAL 2 - ADVISORY VOTE ON EXECUTIVE COMPENSATION

PROPOSAL 2 — ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Our stockholders are entitled to cast an advisory vote at the annual meeting to approve the compensation of our named executive officers, as disclosed in this proxy statement. The stockholder vote is an advisory vote only and is not binding on the company or its Board of Directors. The company currently intends to submit the compensation of the company’s named executive officers annually, consistent with the advisory vote of the stockholders at the company’s 2011 and 2017 annual meetings.

Although the vote is non-binding, the Compensation Committee and the Board of Directors value your opinions and will consider the outcome of the vote in establishing compensation philosophy and making future compensation decisions.

As described more fully in the “Compensation Discussion and Analysis” and “Executive Compensation” sections of the proxy statement, our named executive officers, as identified on page 23, are compensated in a manner consistent with our business strategy, competitive practice, sound compensation governance principles and stockholder interests and concerns. Our compensation policies and decisions are focused on pay-for-performance.

We are requesting your non-binding vote to approve the compensation of our named executive officers as described in the “Compensation Discussion and Analysis” and “Executive Compensation” sections of the proxy statement.

Vote Required

The advisory vote regarding approval of the compensation of our named executive officers requires the affirmative vote of a majority of shares present at the annual meeting or represented by proxy and entitled to vote on the proposal. Abstentions will have the same effect as votes against this proposal. Broker non-votes will have no effect on this proposal as brokers are not entitled to vote on such proposals in the absence of voting instructions from the beneficial owner.

The Board of Directors recommends a vote FOR the approval of the compensation of our named executive officers for fiscal 2022.

PROPOSAL 3 - RATIFICATION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PROPOSAL 3 — RATIFICATION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit and Finance Committee of the Board has appointed PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm to audit our consolidated financial statements for the 2023 fiscal year. During the 2022 fiscal year, PwC served as our independent registered public accounting firm and also provided certain tax and other non-audit services. Although we are not required to seek stockholder approval of this appointment, the Board believes it to be sound corporate governance to do so. If the appointment is not ratified, the Audit and Finance Committee will investigate the reasons for stockholder rejection and will reconsider the appointment.

Representatives of PwC are expected to attend the annual meeting where they will be available to respond to questions and, if they desire, to make a statement.

Vote Required

The appointment of PwC as our independent registered public accounting firm requires the affirmative vote of a majority of shares present at the annual meeting or represented by proxy and entitled to vote on the proposal. Abstentions will have the same effect as votes against this proposal. The approval of the appointment of PwC is a routine proposal on which a broker or other nominee is generally empowered to vote in the absence of voting instructions from the beneficial owner, so broker non-votes are unlikely to result from this proposal.

The Board of Directors recommends a vote FOR the ratification of the Audit and Finance Committee’s appointment of
PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm.

AUDIT MATTERS

AUDIT MATTERS

Fees Paid to PricewaterhouseCoopers LLP

The following table sets forth the aggregate fees charged to the company by PwC for audit services rendered in connection with the audited consolidated financial statements and reports for the 2022 and 2021 fiscal years and for other services rendered during the 2022 and 2021 fiscal years to the company and its subsidiaries, as well as all out-of-pocket costs incurred in connection with these services:

		% of		% of
Fee Category:	Fiscal 2022	Total	Fiscal 2021	Total
Audit Fees	$4,483,640	97.0%	$4,452,000	98.7%
Audit-Related Fees	125,000	2.7%	44,000	1.0%
Tax Fees	10,569	0.2%	9,000	0.2%
All Other Fees	4,150	0.1%	4,000	0.1%
Total Fees	$4,623,359	100%	$4,509,000	100%

Audit Fees: Consist of fees billed for professional services rendered for the integrated audit of our consolidated financial statements and our internal control over financial reporting and review of the interim condensed consolidated financial statements included in quarterly reports. Fiscal 2022 and 2021 audit fees also consist of fees billed for services that are normally provided by PwC in connection with statutory reporting and regulatory filings or engagements and attest services, except those not required by statute or regulation.

Audit-Related Fees: Consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” These services include accounting consultations in connection with acquisitions and divestitures, attest services that are not required by statute or regulation, and consultations concerning financial accounting and reporting standards.

Tax Fees: Consist of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and international tax compliance, tax audits and appeals, customs and duties, mergers and acquisitions and international tax planning.

All Other Fees: Consist of fees for all other services other than those reported above.

In making its recommendation to ratify the appointment of PwC as our independent registered public accounting firm for the fiscal year ending October 31, 2022, the Audit and Finance Committee has considered whether services other than audit and audit-related services provided by PwC are compatible with maintaining the independence of PwC.

Policy on Preapproval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit and Finance Committee’s policy is to preapprove all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Preapproval is generally provided for up to one year and any preapproval is detailed as to the particular service or category of services and is subject to a specific budget. The Audit and Finance Committee has delegated its preapproval authority up to a specified maximum to the Chairperson of the Audit and Finance Committee who may preapprove all audit and permissible non-audit services so long as his preapproval decisions are reported to the Audit and Finance Committee at its next scheduled meeting.

AUDIT MATTERS

AUDIT AND FINANCE COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material,” to be “filed” with the SEC, or to be subject to Regulation 14A or Regulation 14C (other than as provided in Item 407 of Regulation S-K) or to the liabilities of Section 18 of the Exchange Act, and shall not be deemed to be incorporated by reference in future filings with the SEC except to the extent that the company specifically incorporates it by reference into a document filed under the Securities Act of 1933 (the “Securities Act”) or the Exchange Act.

AUDIT AND FINANCE COMMITTEE REPORT

During fiscal year 2022, the Audit and Finance Committee of the Board (the “Audit and Finance Committee”) reviewed the quality and integrity of the company’s consolidated financial statements, the effectiveness of its system of internal control over financial reporting, its compliance with legal and regulatory requirements, the qualifications and independence of its independent registered public accounting firm, the performance of its internal audit function and independent registered public accounting firm and other significant financial matters. Each of the Audit and Finance Committee members satisfies the definition of independent director and is financially literate as established in the New York Stock Exchange. In addition, the Board of Directors has identified Dow R. Wilson as the Audit and Finance Committee’s “Financial Expert.” The company operates with a November 1 to October 31 fiscal year. The Audit and Finance Committee met eleven times, including telephone meetings, during the 2022 fiscal year.

The Audit and Finance Committee’s work is guided by a written charter that the Board has approved. The Audit and Finance Committee regularly reviews its charter to ensure that it is meeting all relevant audit committee policy requirements of the SEC, the Public Company Accounting Oversight Board and the New York Stock Exchange. You can access the latest Audit and Finance Committee charter by clicking on “Committee Charters” in the “Governance” section of the web page at www.investor.agilent.com or by writing to us at Agilent Technologies, Inc., 5301 Stevens Creek Blvd., Santa Clara, California 95051, Attention: Investor Relations.

The Audit and Finance Committee has reviewed and discussed with management and PricewaterhouseCoopers LLP, the company’s independent registered public accounting firm, the company’s audited consolidated financial statements and its internal controls over financial reporting. The Audit and Finance Committee has discussed with PricewaterhouseCoopers LLP, during the 2022 fiscal year, the matters required to be discussed by AS 1301 (Communications with Audit Committees), as adopted by the Public Company Accounting Oversight Board and approved by the SEC.

The Audit and Finance Committee has received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit and Finance Committee concerning independence and has discussed with PricewaterhouseCoopers LLP its independence from the company. Based on the review and discussions noted above, the Audit and Finance Committee recommended to the Board that the company’s audited consolidated financial statements be included in its Annual Report on Form 10-K for the fiscal year ended October 31, 2022, and be filed with the SEC.

Submitted by: Audit and Finance Committee

Dow R. Wilson, Chairperson

Mikael Dolsten, M.D., Ph.D.

Daniel K. Podolsky, M.D.

Susan H. Rataj

PROPOSAL 4 — STOCKHOLDER PROPOSAL

PROPOSAL 4 — APPROVAL OF AMENDMENTS TO OUR CERTIFICATE OF INCORPORATION TO CREATE A NEW STOCKHOLDER RIGHT TO CALL A SPECIAL MEETING

Listening to Our Stockholders and Stockholder Outreach Efforts

At our 2022 annual meeting, our stockholders approved a stockholder proposal for creation of a stockholder right to call special meetings. While the proposal was not properly presented at the 2022 annual meeting by the stockholder proponent or her representative, we believed the topic at issue was of importance to our stockholders and we actively solicited stockholder feedback on the proposal.

Recognizing the importance of responsiveness to the company’s stockholders, after our 2022 annual meeting, as part of our commitment to effective governance practices, management and the Board undertook a review of current corporate governance trends and broadly solicited feedback from our stockholders. We reached out to our 50 largest stockholders regarding their views on the stockholders’ right to call a special meeting and received feedback from 13 of them, who collectively hold 36.11% of our common stock, including 7 of our top 10 largest stockholders. In addition, our management, investor relations team and/or the Board, including the Chairperson of our Board, spoke with 8 of those 13 investors who provided feedback, seeking input on the stockholders’ right to call a special meeting and other governance matters. During these meetings, consulted stockholders expressed their general support for creation of an appropriately tailored and structured new stockholders’ right to call a special meeting. However, many stockholders noted that the 10% threshold is too low and that their support for the special meeting right proposal at the 2022 annual meeting was intended to convey a desire for an appropriate special meeting right (which right does not currently exist at Agilent for unilateral use by stockholders), rather than an endorsement of the specific 10% threshold referenced in the 2022 proposal. In addition, stockholders consulted indicated that they are supportive of safeguards around the exercise of the special meeting right, including a holding period, blackout periods and disclosure requirements. The 2022 proposal did not include these safeguards.

Management Proposal

After careful consideration of the collective input from our stockholders, the Board has approved, and recommends that stockholders approve, amendments to our Certificate of Incorporation to permit stockholders holding not less than 20% of our voting stock continuously for at least 1 year to call a special meeting of stockholders.

Special meetings require the expenditure of considerable time, effort and resources, and diversion of Board and management time away from overseeing and running our business. Accordingly, special meetings called by stockholders should be limited to circumstances where stockholders holding a meaningful minority of the company’s common stock believe a matter is sufficiently urgent or extraordinary to justify considering such matters between annual meetings. With a 10% ownership threshold, a small minority of stockholders (or even one or two stockholders) could use the special meeting mechanism to advance their own more narrow agenda, without regard to the broader, long-term interests of the company and its other stockholders.

In addition, we believe that the company already provides our stockholders with numerous avenues to make their views known and to communicate with the Board, management, and other stockholders to effect change. The company maintains a robust stockholder engagement program with a track record of taking action in direct response to stockholder feedback, as evident in our expansive stockholder outreach undertaken after the approval of the special meeting right proposal at our 2022 annual meeting. We encourage and facilitate regular communication with large and small stockholders about important issues relating to our business and corporate governance and regularly incorporate feedback from those engagements into our policies and practices.

Based on the above, we believe that a 20% threshold strikes the right balance between avoiding an imprudent use of the company and stockholder resources to address the special interests of a select group of stockholders, on one hand, and ensuring that stockholders holding a meaningful minority of our shares have a mechanism to call a special meeting if they deem it appropriate, on the other hand. We note that among the 66% of S&P 500 companies that permit stockholders to call a special meeting, two-thirds have set their threshold at 20% or higher (FactSet).

PROPOSAL 4 — STOCKHOLDER PROPOSAL

The proposed Second Amended and Restated Certificate of Incorporation of the company is attached hereto as Annex A. If our stockholders approve this proposal to amend our Certificate of Incorporation, we will promptly file the Second Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, upon which the amendment to our Certificate of Incorporation will become effective. Contingent upon the effectiveness of this proposed amendment to our Certificate of Incorporation, the Board will effect certain changes to our Bylaws to provide appropriate procedures for the calling of special meetings of stockholders. Such amendments to the Bylaws will ensure, among other things, that meaningful disclosure is provided to the company and our stockholders and that special meetings are not held redundantly in close proximity to our annual meetings and/or other stockholder meetings in which a similar item was considered. Stockholder feedback was taken into account in designing these elements. In particular, amendments to our Bylaws would include:

•
Ownership threshold and “net long” elements: Requesting stockholders must hold the requisite ownership threshold of 20% in “net long” shares, defined in accordance with the definition of “ownership” set forth in our Bylaws’ proxy access provision.
•
Holding period: Stockholders requesting a special meeting must have held the requisite percentage of shares continuously for 1 year. In addition, such requesting stockholders must maintain that position through the date of the special meeting.
•
Blackout periods: A request for special meeting may not be delivered (1) during the period commencing 90 days prior to the first anniversary of the immediately preceding annual meeting and ending on the date of the next annual meeting, (2) beginning on the 60th day after the earliest valid special meeting request relating to an identical or substantially similar item other than election or removal of directors (a “Similar Item”) and ending on the 1-year anniversary of such earliest date, (3) within 90 days before a stockholder meeting at which a Similar Item will be submitted for stockholder approval, or (4) within 180 days after a stockholder meeting at which a Similar Item was presented.
•
Other invalidity: A request for special meeting that does not comply with the relevant provisions of our Bylaws or our Certificate of Incorporation, that relates to an item of business that is not a proper subject for stockholder action under applicable law, or that was made in a manner that involved a violation of Regulation 14A under the Exchange Act or other applicable law will not be accepted and will be ineffective.
•
Information required: Requesting stockholders must provide, among other things, the same information required under our Bylaws’ advance notice provisions.

Vote Required

The affirmative vote of the holders of at least eight percent (80%) of the outstanding voting stock of the company is required for approval of the proposed amendments to the Certificate of Incorporation.

The Board of Directors recommends a vote FOR the approval of the proposed amendments to our Certificate of Incorporation.

BENEFICIAL OWNERSHIP

BENEFICIAL OWNERSHIP

Stock Ownership of Certain Beneficial Owners

The following table sets forth information, as of January 24, 2023, concerning each person or group known by us, based on filings pursuant to Section 13(d) or (g) under the Exchange Act, as amended (the “Exchange Act”), to own beneficially more than 5% of the outstanding shares of our common stock.

Name and Address of Beneficial Owner	Amount and Nature	Percent of Class
BlackRock, Inc.	30,082,335(1)	10.0%(1)
55 East 52nd Street
New York, NY 10022
The Vanguard Group	24,269,735(2)	8.04%(2)
100 Vanguard Blvd.
Malvern, PA 19355
T. Rowe Price Associates, Inc.	21,689,105(3)	7.1%(3)
100 E. Pratt Street
Baltimore, MD 21202

(1)
Based solely on information contained in a Schedule 13G/A filed with the SEC on April 8, 2022 by BlackRock, Inc. The Schedule 13G/A indicates that BlackRock, Inc. has sole voting power with respect to 0 shares, has shared voting power with respect to 0 shares and sole dispositive power with respect to 30,082,335 shares.
(2)
Based solely on information contained in a Schedule 13G/A filed with the SEC on February 9, 2022 by The Vanguard Group. The Schedule 13G/A indicates that The Vanguard Group. has sole voting power with respect to 0 shares, has shared voting power of 513,427 shares, has sole dispositive power with respect to 23,014,636 shares and shared dispositive power with respect to 1,255,099 shares.
(3)
Based solely on information contained in a Schedule 13G/A filed with the SEC on February 14, 2022 by T. Rowe Price Associates, Inc. The Schedule 13G/A indicates that T. Rowe Price Associates, Inc. has sole voting power with respect to 8,600,002 shares, has shared voting power with respect to 0 shares, has shared dispositive power with respect to 0 shares, has sole dispositive power with respect to 21,689,105 shares and has shared dispositive power with respect to 0 shares.

BENEFICIAL OWNERSHIP

Stock Ownership of Directors and Officers

The following table sets forth information, as of January 24, 2023, on the beneficial ownership of our common stock by (1) each director and each of our NEOs and (2) by all directors and executive officers as a group. Unless otherwise indicated, each person has sole investment and voting power, or shares such powers with his or her spouse, with respect to the shares set forth in the following table.

				Total Number		Number of	Total Shares
	Number of			of Shares		Shares Subject	Beneficially
	Shares of		Deferred	Beneficially		to Excercisable	Owned Plus
Name of Beneficial Owner	Common Stock		Stock (1)	Owned (2)		Options and RSUs (3)	Underlying Units
Mala Anand	9,392		-	9,392		-	9,392
Henrik Ancher-Jensen	14,450		45,099	59,549		-	59,549
Hans E. Bishop	-		19,951	19,951		-	19,951
Otis Brawley, M.D.	-		3,181	3,181		-	3,181
Mikael Dolsten, M.D., Ph.D.	1,177		1,181	2,358		-	2,358
Koh Boon Hwee	44,658		13,094	57,752		-	57,752
Heidi K. Kunz	-		54,484	54,484	(4)	-	54,484
Robert W. McMahon	82,200		19,187	101,387		-	101,387
Michael R. McMullen	202,214		-	202,214		-	202,214
Daniel K. Podolsky, M.D.	-		31,045	31,045		-	31,045
Samraat Raha	51,610		17,852	69,462		-	69,462
Susan H. Rataj	23,275		-	23,275		-	23,275
George A. Scangos, Ph.D.	16,235	(5)	16,717	32,952		-	32,952
Jacob Thaysen	51,181		21,536	72,717		-	72,717
Dow R. Wilson	-		12,673	12,673		-	12,673
All directors and executive officers as a group (19) persons (6)	625,452		280,089	905,541		-	905,541
(1)
Represents the number of deferred shares or share equivalents held by Fidelity Management Trust Company under the Deferred Compensation Plan as to which voting or investment power exists.
(2)
Individual directors and executive officers as well as all directors and executive officers as a group beneficially own less than 1% of the shares of Common Stock outstanding, as of January 24, 2023.
(3)
Represents the number of shares subject to options exercisable or restricted stock units subject to vesting, both within 60 days following January 24, 2023.
(4)
All shares are held by Ms. Kunz in a living trust (Heidi K. Fields Living Trust).
(5)
Mr. Scangos holds 14,450 shares in the George A. Scangos and Leslie S. Wilson Family Trust.
(6)
Includes 153,149 direct and indirect shares, and 0 options exercisable or restricted stock units vesting both within 60 days following January 24, 2023, for a total of 153,149 shares held by executive officers not separately listed in this table.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of our common stock to file reports with the SEC regarding their ownership and changes in ownership of our common stock. We believe that for fiscal year 2022, our executive officers filed all transactions on Form 4s on a timely basis. In fiscal year 2022, Rodney Gonsalves reported one transaction in a Form 5 filing for fiscal year 2021. Except for the foregoing, we believe that during the 2022 fiscal year, our executive officers and directors complied with all Section 16(a) filing requirements. In making these statements, we have relied upon examination of copies of Forms 3, 4 and 5 provided to us and the written representations of our directors and officers.

GENERAL INFORMATION

Q: Who can participate at the annual meeting?

A: Stockholders of record as of January 24, 2023 (the “Record Date”) can participate in and vote at the virtual annual meeting.

Q: Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

A: In accordance with rules and regulations adopted by the Securities and Exchange Commission (the “SEC”), instead of mailing a printed copy of our proxy materials to each stockholder of record, we are furnishing proxy materials, including this proxy statement and our Annual Report on Form 10-K for the fiscal year ended October 31, 2022 (the “Annual Report”), by providing access to such documents on the Internet. Stockholders will not receive printed copies of the proxy materials unless they request them. Instead, commencing on or about February 3, 2023, a Notice of Internet Availability of Proxy Materials (the “Notice”) was sent to most of our stockholders which will instruct you how to access and review the proxy materials on the Internet. The Notice also instructs you to submit your proxy via the Internet. If you would like to receive a paper or email copy of our proxy materials, please follow the instructions for requesting such materials in the Notice.

Q: Why am I receiving these materials?

A: We are providing these proxy materials to you on the Internet or, upon your request, have delivered printed versions of these materials to you by mail, in connection with our 2023 annual meeting of stockholders, which will take place on March 15, 2023. Stockholders are invited to participate in the virtual annual meeting and are requested to vote on the proposals described in this proxy statement.

Q: Who is soliciting my proxy?

A: We are soliciting proxies to be used at the annual meeting of stockholders on March 15, 2023, for the purposes set forth in the foregoing Notice.

Q: What is included in these materials?

A: These materials include:

•
Our proxy statement for our annual meeting; and
•
Our Annual Report, which includes our audited consolidated financial statements.

If you requested printed versions of these materials by mail, these materials also include the proxy card for the annual meeting.

Q: What information is contained in these materials?

A: The information included in this proxy statement relates to the proposals to be voted on at the annual meeting, the voting process, the compensation of directors and our most highly paid officers and certain other required information.

Q: What shares owned by me can be voted?

A: All unrestricted shares owned by you as of the close of business on January 24, 2023 may be voted. You may cast one vote per share of common stock that you held on the Record Date. These include shares that are: (1) held directly in your name as the stockholder of record, including shares received or purchased through the Agilent Technologies, Inc. 1999 Stock Plan, 2009 Stock Plan and 2018 Stock Plan and the Agilent Technologies, Inc. Employee Stock Purchase Plan and 2020 Employee Stock Purchase Plan (collectively, the “Deferred Compensation Plans”), and (2) held for you as the beneficial owner through a stockbroker, bank or other nominee or held for your account by the Deferred Compensation Plans. You can direct Fidelity, the trustee of the Deferred Compensation Plans, to vote your proportionate interest in the shares of common stock held under the Deferred Compensation Plans by returning a proxy card or voting instruction form or by providing voting instructions via the Internet or by telephone. Fidelity will vote your Deferred Compensation Plan shares as of the record date in the manner directed by you. Because Fidelity is designated to vote on your behalf, you will not be able to vote your shares held in the Deferred Compensation Plans at the meeting. If we do not receive voting instructions from you by 1:00 a.m. (Eastern time) on March 16, 2022, Fidelity will not vote your Deferred Compensation Plan shares on any of the proposals brought at the annual meeting.

On the Record Date, January 24, 2023, we had [____] shares of common stock issued and outstanding.

Q: What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A: Most of our stockholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some differences between shares held of record and those owned beneficially.

GENERAL INFORMATION

Stockholder of Record: If your shares are registered directly in your name with our transfer agent Computershare, you are considered, with respect to those shares, the stockholder of record, and the Notice, or if requested, these proxy materials are being sent directly to you. As the stockholder of record, you have the right to grant your voting proxy directly to the persons named as proxy holders, Michael R. McMullen, Chief Executive Officer and Michael Tang, Senior Vice President, General Counsel and Secretary, or to vote at the annual meeting. If you requested printed copies of the proxy materials, we have enclosed a proxy card for you to use. You may also vote on the Internet or by telephone, as described below under the heading “How can I vote my shares without participating in the virtual annual meeting?”

Beneficial Owner: If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your broker or nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you are invited to participate in the annual meeting, but you must be registered in advance (see below). You also have the right to direct your broker on how to vote these shares. Your broker or nominee should have enclosed a voting instruction form for you to direct your broker or nominee how to vote your shares. You may also vote by Internet or by telephone, as described below under “How can I vote my shares without participating in the virtual annual meeting?” However, shares held in “street name” may be voted at the virtual annual meeting by you only if you obtain a signed proxy from the record holder (stock brokerage, bank, or other nominee) giving you the right to vote the shares.

Q: What is required for admission to the annual meeting?

A: Stockholders of Record: In order to be admitted to participate in the virtual annual meeting, you will need the 15-digit control number included on your Notice of Internet Availability of Proxy Materials, your proxy card or on the instructions that accompanied your proxy materials.

Beneficial Owners: If you are a beneficial owner and want to attend the annual meeting online by webcast (with the ability to ask a question and/or vote, you have two options:

1)
Registration in Advance of the Annual Meeting

2)
Submit proof of your proxy power (“Legal Proxy”) from your broker or bank reflecting your Agilent holdings along with your name and email address to Computershare.
3)
Requests for registration as set forth in (1) above must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on March 9, 2023. You will receive a confirmation of your registration by email after Computershare receives your registration materials.
4)
Requests for registration should be directed to Computershare at either of the following:
5)
Register at the Annual Meeting

By email: Forward the email from your broker granting you a Legal Proxy, or attach an image of your Legal Proxy and send to legalproxy@computershare.com.

By mail:

Computershare

Agilent Legal Proxy

P.O. Box 43001

Providence, RI 02940-3001

For this proxy season, an industry solution has been agreed upon to allow beneficial owners to register online at the annual meeting to attend, ask questions and vote. We expect that the vast majority of beneficial owners will be able to fully participate using the control number received with their voting instruction form. Please note, however, that this option is intended to be provided as a convenience to beneficial owners only, and there is no guarantee this option will be available for every type of beneficial owner voting control number. The inability to provide this option to any or all beneficial owners shall in no way impact the validity of the annual meeting. Beneficial owners may choose the Register in Advance of the Annual Meeting option above, if they prefer to use this traditional, paper-based option.

For more information on the available options and registration instructions, please go to www.meetnow.global/MJ6XTQA.

The online meeting will begin promptly at 8:00 a.m., Pacific Time. We encourage you to access the meeting prior to the start time leaving ample time for the check in. Please follow the registration instructions as outlined in this proxy statement.

GENERAL INFORMATION

If you encounter any difficulties accessing the meeting, please call the technical support number 1-888-724-2416.

Q: What if I have trouble accessing the Annual Meeting virtually?

A: The virtual meeting platform is fully supported across browsers (MS Edge, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and cell phones) running the most up-to-date version of applicable software and plug-ins. Note: Internet Explorer is not a supported browser. Participants should ensure that they have a strong WiFi connection wherever they intend to participate in the meeting. We encourage you to access the meeting prior to the start time. For further assistance should you need it, you may call 1-888-724-2416.

Q: How can I ask questions at the virtual annual meeting?

A: Questions relevant to meeting matters will be answered during the meeting, subject to time constraints. We will post responses to questions relevant to meeting matters that are not answered during the annual meeting due to time constraints on the company’s Investor Relations webpage. Stockholders of record will be able to ask questions by following the instructions on your Notice, proxy card, or the instructions that accompanied your proxy materials. Beneficial owners will be able to ask questions directly via the virtual meeting website.

Q: How can I vote my shares at the virtual annual meeting?

A: Stockholders of record will need the 15-digit control number included on your Notice, on your proxy card or on the instructions that accompanied your proxy materials. Beneficial owners who register for the annual meeting in advance, may use the control number supplied to them by Computershare within the confirmation e-mail received or beneficial owners also may use the control number received with their voting instruction form. Stockholders will be able to participate in the meeting via live webcast by visiting www.meetnow.global/MJ6XTQA. You may participate in and vote during the annual meeting by following the instructions available on the meeting website during the meeting. Shares held directly in your name as the stockholder of record may be voted electronically at the annual meeting. Shares for which you are the beneficial owner, but not the stockholder of record also may be voted electronically during the annual meeting by following one of the steps listed above. Even if you plan to participate in the annual meeting online, we recommend that you vote your shares in advance as described below so that your vote will be counted if you later decide not to participate in the annual meeting.

Q: How can I vote my shares without participating in the virtual annual meeting?

A: Whether you hold your shares directly as the stockholder of record or beneficially in “street name,” you may direct your vote without participating in the virtual annual meeting by proxy. You can vote by proxy over the Internet or by telephone. Please follow the instructions provided in the Notice, or, if you requested printed copies of proxy materials, on the proxy card or voting instruction form.

Q: Can I revoke my proxy or change my vote?

A: You may revoke your proxy or change your voting instructions prior to the annual meeting. If you are a stockholder of record, you may enter a new vote at any time prior to the annual meeting by using the Internet or the telephone or by mailing a new proxy card or new voting instruction form bearing a later date (which will automatically revoke your earlier voting instructions) or by attending and voting at the virtual annual meeting. Your attendance at the annual meeting will not cause your previously granted proxy to be revoked unless you specifically so request. If you are the beneficial owner but not the stockholder of record, your broker, bank or other nominee can provide you with instructions on how to change your vote.

Q: How are votes counted?

A: In the election of directors, your vote may be cast “FOR” or “AGAINST” one or more of the nominees, or you may “ABSTAIN” from voting with respect to one or more of the nominees. Shares voting “ABSTAIN” have no effect on the election of directors.

For proposals 2, 3 and 4 your vote may be cast “FOR” or, “AGAINST” or you may “ABSTAIN.” If you “ABSTAIN,” it has the same effect as a vote “AGAINST.” If you sign your proxy card or broker voting instruction form with no further instructions, your shares will be voted as described below in “Abstentions and Broker Non-Votes.”

Abstentions and Broker Non-Votes

Any shares represented by proxies that are marked to “ABSTAIN” from voting on a proposal will be counted as present in determining whether we have a quorum. They will also be counted in determining the total number of

GENERAL INFORMATION

shares entitled to vote on a proposal. Abstentions and, if applicable, broker non-votes will not be counted as votes “FOR” or “AGAINST” a director nominee. Accordingly, abstentions are not counted for the purpose of determining the number of votes cast in the election of directors.

If your shares are held in street name and you do not instruct your broker on how to vote your shares, your broker, in its discretion, may either leave your shares unvoted or vote your shares on routine matters. Only Proposal 3 (ratifying the appointment of our independent registered public accounting firm) is considered a routine matter. If your broker returns a proxy card but does not vote your shares, this results in a “broker non-vote.” Broker non-votes will be counted as present for the purpose of determining a quorum.

Proposals 1 (election of directors), 2 (approval of the compensation of our named executive officers) and 4 (approval of amendments to Certificate of Incorporation to create a new stockholder right to call a special meeting) are not considered routine matters, and without your instruction, your broker cannot vote your shares. Because brokers do not have discretionary authority to vote on these proposals, broker non-votes will not be counted for the purpose of determining the number of votes cast on these proposals.

Q: What does it mean if I receive more than one Notice, proxy card or voting instruction form?

A: It means your shares are registered differently or are in more than one account. For each Notice you receive, please vote online for each control number you have been assigned. If you receive paper copies of proxy materials, please provide voting instructions for all proxy cards and voting instruction forms you receive.

Q: Where can I find the voting results of the annual meeting?

A: We will announce preliminary voting results at the annual meeting and publish preliminary, or final results if available, in a Current Report on Form 8-K within four business days of the annual meeting.

Q: What happens if additional proposals are presented at the annual meeting?

A: Other than the four proposals described in this proxy statement, we do not expect any matters to be presented for a vote at the annual meeting. If you grant a proxy, the persons named as proxy holders, Michael R. McMullen, Chief Executive Officer, and Michael Tang, Senior Vice President, General Counsel and Secretary, will have the discretion to vote your shares on any additional matters properly presented for a vote at the annual meeting.

If for any unforeseen reason, any one or more of our nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board.

Q: What is the quorum requirement for the annual meeting?

A: The quorum requirement for holding the annual meeting and transacting business is a majority of the outstanding shares entitled to be voted. The shares may be present in person or represented by proxy at the annual meeting. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum. Broker non-votes, however, are not counted as shares present and entitled to be voted with respect to the matter on which the broker has expressly not voted. Thus, broker non-votes will not affect the outcome of any of the matters being voted on at the annual meeting.

Q: Who will count the vote?

A: A representative of Computershare will tabulate the votes and act as the inspector of election.

Q: Is my vote confidential?

A: Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within the company or to third parties except (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote and (3) to facilitate a successful proxy solicitation by the Board. Occasionally, stockholders provide written comments on their proxy card, which are then forwarded to our management.

Q: Who will bear the cost of soliciting votes for the annual meeting?

A: We will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. We have retained the services of Georgeson LLC (“Georgeson”) to aid in the solicitation of proxies from banks, brokers, nominees and intermediaries. We estimate that we will pay Georgeson a fee of $16,500 for its services.

In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners.

GENERAL INFORMATION

Q: May I propose actions for consideration at next year’s annual meeting of stockholders or nominate individuals to serve as directors?

A: You may submit proposals for consideration at future annual stockholder meetings, including director nominations.

Stockholder Proposals: In order for a stockholder proposal to be considered for inclusion in our proxy statement for next year’s annual meeting, the written proposal must be received by us no later than October 6, 2023 and should contain such information as is required under our Bylaws. Such proposals will need to comply with the SEC’s regulations regarding the inclusion of stockholder proposals in our proxy materials. In order for a stockholder proposal to be raised from the floor during next year’s annual meeting, written notice must be received by us no later than October 6, 2023 and should contain such information as required under our Bylaws.

Nomination of Director Candidates: Our Bylaws permit stockholders to nominate directors at a stockholder meeting. In order to make a director nomination at an annual stockholder meeting, it is necessary that you notify us not less than 120 days before the first anniversary of the date that the proxy statement for the preceding year’s annual meeting was first sent to stockholders.

Our 2023 proxy statement was first sent to stockholders on February 3, 2023. Thus, in order for any such nomination notice to be timely for next year’s annual meeting, it must be received by us no later than October 6, 2023. In addition, the notice must meet all other requirements contained in our Bylaws and include any other information required pursuant to Regulation 14A of the Exchange Act.

In addition to satisfying the deadline in our Bylaws, a stockholder or group of stockholders who intend to solicit proxies in support of nominees other than our nominees must provide the notice required under Rule 14a-19 under the Exchange Act no later than January 15, 2024.

Our Bylaws provide a proxy access right for stockholders, pursuant to which a stockholder, or a group of up to 20 stockholders, owning at least three percent of our outstanding common stock continuously for at least three years, may nominate and include in our proxy materials director nominees constituting up to the greater of two individuals or twenty percent of the Board, subject to certain limitations and provided that the stockholders and the nominees satisfy the requirements specified in our Bylaws. Under our Bylaws, to be considered timely, compliant notice of proxy access director nominations for next year’s proxy statement must be received by us no later than October 6, 2023.

Copy of Bylaw Provisions: You may contact our Corporate Secretary at our corporate headquarters for a copy of the relevant Bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates. Additionally, a copy of our Bylaws can be accessed on the Agilent Investor Relations web-site under “Governance.”

Q: How do I obtain a separate set of proxy materials if I share an address with other stockholders?

A: To reduce expenses, in some cases, we are delivering one set of the proxy materials or, where applicable, one Notice to certain stockholders who share an address, unless otherwise requested by one or more of the stockholders. For stockholders receiving hard copies of the proxy materials, a separate proxy card is included with the proxy materials for each stockholder. For stockholders receiving a Notice, the Notice will instruct you as to how you may access and review all of the proxy materials on the Internet. The Notice also instructs you as to how you may submit your proxy on the Internet. If you have only received one set of the proxy materials or one Notice, you may request separate copies at no additional cost to you by contacting us at:

Agilent Technologies, Inc.

Attn: Stockholder Records

5301 Stevens Creek Blvd.

Santa Clara, California 95051

(800) 227-9770

If you received a Notice and you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice.

You may also request separate paper proxy materials or a separate Notice for future annual meetings by following the instructions for requesting such materials in the Notice, or by contacting us by calling or writing.

Q: If I share an address with other stockholders of the company, how can we get only one set of voting materials for future meetings?

A: You may request that we send you and the other stockholders who share an address with you only one Notice or one set of proxy materials by contacting us at:

Agilent Technologies, Inc.

Attn: Stockholder Records

5301 Stevens Creek Blvd.

Santa Clara, California 95051

(800) 227-9770

shareholder-records@agilent.com

Annual Report on Form 10-K

You may receive a copy of our Annual Report on Form 10-K for the fiscal year ended October 31, 2022, without charge, by sending a written request to:

Agilent Technologies, Inc.

Attn: Investor Relations

5301 Stevens Creek Boulevard

Santa Clara, California 95051

By Order of the Board,

Michael Tang
Senior Vice President, General Counsel
and Secretary

Dated: February 3, 2023

APPENDIX A TO PROXY STATEMENT

OF

AGILENT TECHNOLOGIES, INC.

The reconciliation of non-GAAP net income and diluted EPS for the years ended October 31, 2022, 2021 and 2020 follows:

ADJUSTED NON-GAAP NET INCOME AND DILUTED EPS RECONCILIATIONS

(In millions, except per share amounts)

(Unaudited)

	Years Ended
	October 31,
	2022	Diluted EPS	2021	Diluted EPS	2020	Diluted EPS
GAAP net income	$1,254	$4.18	$1,210	$3.94	$719	$2.30
Non-GAAP adjustments:
Asset impairments	—	—	2	0.01	99	0.32
Intangible amortization	191	0.64	194	0.63	184	0.59
Transformational initiatives	30	0.10	37	0.12	53	0.17
Acquisition and integration costs	25	0.08	41	0.13	41	0.13
Change in fair value of contingent consideration	(25)	(0.08)	(21)	(0.07)	—	—
Business exit and divestiture costs	7	0.02	5	0.02	2	0.01
Pension settlement loss	4	0.01	1	—	4	0.01
Loss on extinguishment of debt	9	0.03	17	0.06	—	—
Net loss (gain) on equity securities	63	0.21	(92)	(0.30)	(27)	(0.09)
Other	12	0.04	9	0.02	9	0.04
Adjustment for taxes (a)	(5)	(0.01)	(71)	(0.22)	(61)	(0.20)
Non-GAAP net income	$1,565	$5.22	$1,332	$4.34	$1,023	$3.28
Acquisitions	—	—	8	0.03	—	—
Currency and hedging	20	0.07	(2)	(0.01)	1	—
Interest expense associated with acquisitions	—	—	—	—	—	—
Impact of tax rate adjustment	(33)	(0.11)	—	—	—	—
Impact of share count adjustment		(0.04)		—		—
Adjusted non-GAAP net income	$1,552	$5.14	$1,338	$4.36	$1,024	$3.28

Diluted shares - as reported		300		307		312
Add back share repurchases in excess of plan		2		—		—
Diluted shares - as adjusted		302		307		312

(a)
The adjustment for taxes excludes tax benefits that management believes are not directly related to on-going operations and which are either isolated or cannot be expected to occur again with any regularity or predictability. For the year ended October 31, 2022, management used a non-GAAP effective tax rate of 14.00%. For the year ended October 31, 2021, management used a non-GAAP effective tax rate of 14.25%. For the year ended October 31, 2020, management used a non-GAAP effective tax rate of 15.25%.

We provide non-GAAP net income and non-GAAP net income per share amounts in order to provide meaningful supplemental information regarding our operational performance and our prospects for the future. These supplemental measures exclude, among other things, charges related to asset impairments, amortization of intangibles, transformational initiatives, acquisition and integration costs, change in fair value of contingent consideration, business exit and divestiture costs, pension settlement loss, loss on extinguishment of debt and net loss (gain) on equity securities.

Asset impairments include assets that have been written down to their fair value.

Transformational initiatives include expenses associated with targeted cost reduction activities such as manufacturing transfers including costs to move manufacturing, site consolidations, legal entity and other business reorganizations, insourcing or outsourcing of activities. Such costs may include move and relocation costs, one-time termination benefits and other one-time reorganization costs. Included in this category are also expenses associated with company programs to transform our product lifecycle management (PLM) system and human resources and financial systems.

Acquisition and Integration costs include all incremental expenses incurred to effect a business combination. Such acquisition costs may include advisory, legal, tax, accounting, valuation, and other professional or consulting fees. Such integration costs may include expenses directly related to integration of business and facility operations, the transfer of assets and intellectual property, information technology systems and infrastructure and other employee-related costs.

Change in fair value of contingent consideration represents changes in the fair value estimate of acquisition-related contingent consideration.

Business exit and divestiture costs include costs associated with business divestitures.

Pension settlement loss relates to the relief of the US Retirement Plan pension obligation due to increased lump sum payouts over a specified accounting threshold.

Loss on extinguishment of debt for the year ended October 31, 2022, relates to the net loss recorded on the redemption of the $600 million outstanding 3.875% 2023 senior notes due on July 15, 2023, called on April 4, 2022 and settled on May 4, 2022. For the year ended October 31, 2021, it relates to the net loss recorded on the redemption of the $100 million of the $400 million outstanding 3.2% 2022 senior notes due on October 1, 2022, called on December 22, 2020 and settled on January 21, 2021 and the net loss recorded on the redemption of the remaining $300 million called on March 5, 2021 and settled on April 5, 2021.

Net loss (gain) on equity securities relates to the realized and unrealized mark-to-market adjustments for our marketable and non-marketable equity securities.

Other includes certain legal costs and settlements, special compliance costs and acceleration of share-based compensation expense in addition to other miscellaneous adjustments.

Impact of tax rate adjustment relates to the impact of applying tax rate of 15.75% for LTPP (long-term performance plan) EPS calculation versus FY22 non-GAAP tax rate of 14.00%.

Our management uses non-GAAP measures to evaluate the performance of our core businesses, to estimate future core performance and to compensate employees. Since management finds this measure to be useful, we believe that our investors benefit from seeing our results “through the eyes” of management in addition to seeing our GAAP results. This information facilitates our management’s internal comparisons to our historical operating results as well as to the operating results of our competitors.

Our management recognizes that items such as amortization of intangibles can have a material impact on our cash flows and/or our net income. Our GAAP financial statements including our statement of cash flows portray those effects. Although we believe it is useful for investors to see core performance free of special items, investors should understand that the excluded items are actual expenses that may impact the cash available to us for other uses. To gain a complete picture of all effects on the company’s profit and loss from any and all events, management does (and investors should) rely upon the GAAP income statement. The non-GAAP numbers focus instead upon the core business of the company, which is only a subset, albeit, a critical one, of the company’s performance.

Readers are reminded that non-GAAP numbers are merely a supplement to, and not a replacement for, GAAP financial measures. They should be read in conjunction with the GAAP financial measures. It should be noted as well that our non-GAAP information may be different from the non-GAAP information provided by other companies.

The reconciliation of adjusted non-GAAP income from operations and operating margins for the years ended October 31, 2022 and 2021 follows:

RECONCILIATION OF ADJUSTED NON-GAAP INCOME FROM OPERATIONS AND OPERATING MARGINS

(In millions, except margin data)

(Unaudited)

		Operating		Operating
	FY22	Margin %	FY21	Margin %
Revenue:	$6,848		$6,319
Adjustments:
Currency	180		(61)
Acquisitions	(2)		(14)
Adjusted revenue	$7,026		$6,244

Income from operations:
GAAP Income from operations	$1,618	23.6%	$1,347	21.3%
Add:
Asset impairments	-		2
Intangible amortization	191		194
Business exit and divestiture costs	7		5
Transformational initiatives	30		37
Acquisition and integration costs	25		41
Change in fair value of contingent consideration	(25)		(21)
Other	11		8
Non-GAAP income from operations	$1,857	27.1%	$1,613	25.5%
Subtract:
Currency and hedging	23		(11)
Add:
Acquisitions	—		9
Reimbursement from Keysight for services (*)	—		10
Adjusted non-GAAP income from operations	$1,880	26.8%	$1,621	26.0%

(*) Post separation, Agilent is providing Keysight Technologies, Inc. certain site services. These site services are included in our operating expenses. The amounts billed to Keysight for these services are recorded in other income.

We provide non-GAAP income from operations and non-GAAP operating margins amounts in order to provide meaningful supplemental information regarding our operational performance and our prospects for the future. These supplemental measures exclude, among other things, charges related to asset impairments, amortization of intangibles, business exit and divestiture costs, transformational initiatives, acquisition and integration costs and change in fair value of contingent consideration.

Our management recognizes that items such as amortization of intangibles can have a material impact on our cash flows and/or our net income. Our GAAP financial statements including our statement of cash flows portray those effects. Although we believe it is useful for investors to see core performance free of special items, investors should understand that the excluded items are actual expenses that may impact the cash available to us for other uses. To gain a complete picture of all effects on the company’s profit and loss from any and all events, management does (and investors should) rely upon the GAAP income statement. The non-GAAP numbers focus instead upon the core business of the company, which is only a subset, albeit a critical one, of the company’s performance.

Readers are reminded that non-GAAP numbers are merely a supplement to, and not a replacement for, GAAP financial measures. They should be read in conjunction with the GAAP financial measures. It should be noted as well that our non-GAAP information may be different from the non-GAAP information provided by other companies.

Agilent Technologies 000004 ENDORSEMENT_LINE SACKPACK 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Online Go to www.envisionreports.com/agilent or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/agilent IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 1. Election of Directors: To elect four directors to a three-year term. At the annual meeting, the Board of Directors intends to present the following nominees for election as directors: For Against Abstain For Against Abstain For Against Abstain 01 - Heidi K. Kunz 04 - Dow R. Wilson 02 - Susan H. Rataj 03 - George A. Scangos, Ph.D. 2. To approve, on a non-binding advisory basis, the compensation of our named executive officers. For Against Abstain 4. To approve amendments to the Certificate of Incorporation to create a new stockholder right to call a special meeting. For Against Abstain 3. To ratify the Audit and Finance Committee’s appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm. 5. To consider such other business as may properly come before the annual meeting. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. C 1234567890 J N T 1 U P X 5 6 0 4 6 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND 03Q8CC

The 2023 Annual Meeting of Stockholders of Agilent Technologies, Inc. will be held on Wednesday, March 15, 2023 at 8 A.M., Pacific Time, virtually via the internet at www.meetnow.global/MJ6XTQA. To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this proxy card. IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. + Annual Meeting of Stockholders—March 15, 2023 This Proxy is solicited on behalf of the Board of Directors. The undersigned hereby appoints Michael R. McMullen and Michael Tang, and each of them, as proxies for the undersigned, with full power of substitution, to act and to vote all the shares of Common Stock of Agilent Technologies, Inc. held of record by the undersigned on January 24, 2023, at the Annual Meeting of Stockholders to be held on Wednesday, March 15, 2023, or any postponement, adjournment or continuations thereof. IMPORTANT—This Proxy must be signed and dated on the reverse side. THE PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER, IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE BOARD’S NOMINEES AND PROPOSALS 2 – 4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED If you vote by telephone or the Internet, please DO NOT mail back this proxy card. (Continued and to be voted on reverse side.) Change of Address — Please print new address below. Comments — Please print your comments below. +